UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FILED PURSUANT TO RULE 424(b)(4)

SEC FILE NUMBER 333-124346

PROSPECTUS

Subject to Completion

February 24, 2006

PLURISTEM LIFE SYSTEMS, INC.

A NEVADA CORPORATION

SHARES OF COMMON STOCK OF PLURISTEM LIFE SYSTEMS, INC.

This prospectus relates to the resale by certain selling security holders of Pluristem Life Systems, Inc. of up to 70,565,000 shares of our common stock. The selling security holders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

We will not receive any proceeds from the resale of shares of our common stock by the selling security holders. We will, however, receive proceeds upon exercise of the share purchase warrants and these proceeds will be used for general working capital purposes. We will pay for expenses of this offering.

Each of the selling security holders may be deemed to be an “underwriter,” as such term is defined in the Securities Act.

Our common stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "PLRS". On February 10, 2006, the closing bid price of our common stock was $0.09 on the OTC Bulletin Board.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 11 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is February 24, 2006.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

PAGE NUMBER
PROSPECTUS SUMMARY	4
RISK FACTORS	7
RISKS RELATED TO OUR BUSINESS AND COMPANY
We have not earned any revenues since our incorporation and only have a limited operating history in our current business of developing and commercializing stem cell expansion technology, which raise doubt about our ability to continue as a going concern	7
Our likelihood of profit depends on our ability to develop and commercialize our stem cell expansion technology, which is currently in the development stage. If we are unable to complete the development and commercialization of our stem cell expansion technology successfully, our likelihood of profit will be limited severely.	7
If we encounter problems or delays in the research and development of our PluriX™ Bioreactor system, we may not be able to raise sufficient capital to finance our operation during the period required to resolve the problems or delays.	8
We need to raise additional financing to support the research and development of our PluriX™ Bioreactor system in the future but we cannot be sure we will be able to obtain additional financing on terms favourable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.	8
If we fail to obtain and maintain required regulatory approvals for our PluriX™ Bioreactor system, our ability to commercialize our PluriX™ Bioreactor system will be limited severely	8
Even if we obtain regulatory approvals to commercialize our technology, we may encounter a lack of commercial acceptance of our PluriX™ Bioreactor system, which would impair the profitability of our business	9
If we do not keep pace with our competitors and with technological and market changes, our technology may become obsolete and our business may suffer.	9
We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.	9
Our success depends in large part on our ability to develop and protect our PluriX™ Bioreactor system technology. If our patents and proprietary right agreements do not provide sufficient protection for our PluriX™ Bioreactor system technology, our business and competitive position will suffer.	9
We may be subject to intellectual property litigation such as patent infringement claims, which could adversely affect our business.	10
Potential product liability claims could adversely affect our future earnings and financial condition.	10
Our principal research and development facilities are located in Israel and the unstable military and political conditions of Israel may cause interruption or suspension of our business operations without warning	10
Because some of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgement and civil liabilities against our officers, directors, experts and agents.	11

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.	11
Our stock is considered a “penny stock” and certain securities rules may hamper the tradability of our shares in the market.	11
FORWARD-LOOKING STATEMENTS	11
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE	11
THE OFFERING	11
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
SELLING SECURITY HOLDERS	13
PLAN OF DISTRIBUTION	17
DESCRIPTION OF THE AGREEMENTS WITH CERTAIN SELLING SECURITY HOLDERS IN THE OCTOBER 25, 2004 PRIVATE PLACEMENT	18
DESCRIPTION OF THE AGREEMENTS WITH CERTAIN SELLING SECURITY HOLDERS IN THE JANUARY 24, 2005 PRIVATE PLACEMENT	19
DESCRIPTION OF THE AGREEMENTS WITH CERTAIN SELLING SECURITY HOLDERS IN THE JANUARY 31, 2005 PRIVATE PLACEMENT	20
LEGAL PROCEEDINGS	22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
DESCRIPTION OF SECURITIES	27
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
DESCRIPTION OF BUSINESS	28
PLAN OF OPERATION	40
DESCRIPTION OF PROPERTY	44
MARKET FOR COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS	44
DIVIDEND POLICY	46
EXECUTIVE COMPENSATION	46
REPORTS TO SECURITY HOLDERS	48
FINANCIAL STATEMENTS	49
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	50
WHERE YOU CAN FIND MORE INFORMATION	50

As used in this prospectus, the terms "we", "us", "our", and "Pluristem" mean Pluristem Life Systems, Inc., unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

THIS IS ONLY A SUMMARY AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS, ESPECIALLY “RISK FACTORS” AND OUR FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED IN THIS PROSPECTUS, BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.

Our Business

We are a company engaging in the research and commercialization of an exclusive technology to expand stem cells outside of the human body. Stem cells are unspecialized cells that renew themselves for long periods through cell division. Scientists have developed sufficient fundamental understanding to use stem cells for bone marrow transplants and other methods of cell therapy. However, generally there are not sufficient stem cells available to carry out transplants and other operations on adults. Our technology grows stem cells for potential use in combating fatal disease. We acquired our exclusive technology under a License Agreement with the Weizmann Institute of Science and the Technion-Israel Institute of Technology. We intend to improve this technology platform and develop it into a functional stem cell expansion system that we can sell or license to other research laboratories, umbilical cord blood banks, or clinics in the future. We have decided to name this system the PluriX™ bioreactor system.

Currently, we are in the research and developmental stage of our PluriX™ bioreactor system and have not begun the process of seeking regulatory approval for marketing our PluriX™ bioreactor system in any jurisdiction.

Our principal executive office is at MATAM Advanced Technology Park, Building No. 20, Haifa, Israel. Our telephone number is 011-972-4-850-1080.

We were incorporated in the State of Nevada under the name A.I. Software, Inc. on May 11, 2001. We were not successful in implementing our initial business plan of developing an artificial intelligence software called “Randomix”. In March and April of 2003, our board of directors decided to pursue initiatives in the biotechnology industry as an extension of our business. In May of 2003, we acquired our exclusive technology under a License Agreement with the Weizmann Institute of Science and the Technion-Israel Institute of Technology. On June 10, 2003, we acquired all of the issued and outstanding shares of a research and development company called Pluristem, Ltd. so we would have the capacity to conduct further research and development of our exclusive technology. On June 25, 2003, we changed our name to Pluristem Life Systems, Inc.

Number of Shares Being Offered

This prospectus relates to the resale by certain selling security holders of Pluristem Life Systems, Inc. of up to 70,565,000 shares of our common stock in connection with the resale of:

•

up to 8,500,000 shares of our common stock, representing those shares of our common stock that were sold to certain selling security holders pursuant to the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and our company dated October 25, 2004 – see “Description of the Agreements with Certain Selling Security Holders in the October 25, 2004 Private Placement”

•

up to 8,500,000 shares of our common stock, representing those shares of our common stock that are issuable to certain security holders upon exercise of warrants issued in connection with the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and our company dated October 25, 2004 - see “Description of the Agreements with Certain Selling Security Holders in the October 25, 2004 Private Placement”

•

up to 245,000 shares of our common stock, representing those shares of our common stock that are issuable to certain security holders upon exercise of warrants issued as consideration for services provided as placement agents - see “Description of the Agreements with Certain Selling Security Holders in the October 25, 2004 Private Placement”

•

up to 12,000,000 shares of our common stock, representing those shares of our common stock that were sold to certain selling security holders pursuant to the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and our company dated January 24, 2005 – see “Description of the Agreements with Certain Selling Security Holders in the January 24, 2005 Private Placement”

•

up to 12,000,000 shares of our common stock, representing those shares of our common stock that are issuable to certain security holders upon exercise of warrants issued in connection with the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and our company dated January 24, 2005 - see “Description of the Agreements with Certain Selling Security Holders in the January 24, 2005 Private Placement”

•

up to 1,845,000 shares of our common stock, representing those shares of our common stock that were issued to a security holder as consideration for services provided as a placement agent - see “Description of the Agreements with Certain Selling Security Holders in the January 24, 2005 Private Placement”

•

up to 475,000 shares of our common stock, representing those shares of our common stock that are issuable to certain security holders upon exercise of warrants issued as consideration for services provided as placement agents - see “Description of the Agreements with Certain Selling Security Holders in the January 24, 2005 Private Placement”

•

up to 12,000,000 shares of our common stock, representing those shares of our common stock that were sold to certain selling security holders pursuant to the Private Placement Subscription Agreements entered into between the selling security holders and our company dated January 31, 2005 – see “Description of the Agreements with Certain Selling Security Holders in the January 31, 2005 Private Placement”

•

up to 12,000,000 shares of our common stock, representing those shares of our common stock that are issuable to certain security holders upon exercise of warrants issued in connection with the Private Placement Subscription Agreements entered into between the selling security holders and our company dated January 31, 2005 - see “Description of the Agreements with Certain Selling Security Holders in the January 31, 2005 Private Placement”

•

up to 600,000 shares of our common stock, representing those shares of our common stock that are issuable to a security holder upon exercise of warrants issued as consideration for services provided as a placement agent - see “Description of the Agreements with Certain Selling Security Holders in the January 31, 2005 Private Placement” and

•

up to 2,400,000 shares of our common stock, representing those shares of our common stock that are issuable to our former Chief Executive Officer, Dr. Shai Meretzki, upon exercise of warrants issued to him in connection with the issuance of a Notice of Allowance by the United States Patent Office for our patent application number 09/890,401.

The selling security holders may sell the shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling shareholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled “Plan of Distribution”.

Number of Shares Outstanding

There were 63,743,483 shares of our common stock issued and outstanding as at February 13, 2006.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling security holders. We will, however, receive proceeds upon exercise of the share purchase warrants and these proceeds will be used for general working capital purposes. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended June 30, 2005 and June 30, 2004, and our unaudited consolidated financial statements for the six-month period ended December 31, 2005, (in each case including the notes to those financial statements) which are included elsewhere in this prospectus along with the section entitled "Plan of Operation" beginning on page 45 of this prospectus.

	For the 6-month period ended December 31, 2005 (unaudited)	For the 6-month period ended December 31, 2004 (unaudited)
Revenue	Nil	Nil
Net Loss for the Period	$861,166	$708,955
Net loss Per Share- basic and diluted	$0.01	$0.03
	As at December 31, 2005 (unaudited)	As at December 31, 2004 (unaudited)
Working Capital (Deficiency)	$518,429	$(117,737)
Total Assets	$1,560,850	$860,190
Total Share Capital	$6,452,482	$3,355,920
Accumulated deficit	$(5,510,522)	$(3,260,203)
Total Stockholders' Equity (Deficiency)	$941,960	$95,717

	For the year ended June 30, 2005	For the year ended June 30, 2004
Revenue	Nil	Nil
Net Loss for the Period	$2,098,108	$2,010,350
Net loss Per Share - basic and diluted	$0.05	$0.083

	As at June 30, 2005	As at June 30, 2004
Working Capital (Deficiency)	$1,647,529	$349,496
Total Assets	$2,620,040	$1,377,198
Total Share Capital	$6,452,482	$2,908,258
Accumulated deficit	$(4,649,356)	$(2,551,248)
Total Stockholders' Equity	$1,803,126	$357,010

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS AND COMPANY

We have not earned any revenues since our incorporation and only have a limited operating history in our current business of developing and commercializing stem cell expansion technology, which raise doubt about our ability to continue as a going concern.

Our company has a limited operating history in our current business of developing and commercializing stem cell expansion technology and must be considered in the development stage. We were incorporated on May 11, 2001 with a business plan to develop an artificial intelligence software called Randomix. We were not successful in implementing our original business plan in regard to our Randomix software and as a result we decided in April of 2003 to pursue initiatives in the biotechnology industry as an extension to our business. In May of 2003 we entered into a license agreement with the Weizmann Institute of Science and the Technion-Israel Institute of Technology to acquire an exclusive license for a stem cell expansion technology. In June of 2003, we acquired our wholly-owned subsidiary, Pluristem, Ltd., based in Israel to conduct further research and development of the exclusive stem cell expansion technology licensed to us.

We have not generated any revenues since our inception and we will, in all likelihood, continue to incur operating expenses without significant revenues until we successfully develop and commercialise our stem cell expansion technology. Our primary source of funds has been the sale of our common stock. We cannot assure that we will be able to generate any significant revenues or income. These circumstances make us dependent on additional financial support until profitability is achieved. There is no assurance that we will ever be profitable, and we have a going concern note as described in an explanatory paragraph to our consolidated financial statements for the year ended June 30, 2005.

Our likelihood of profit depends on our ability to develop and commercialize our stem cell expansion technology, which is currently in the development stage. If we are unable to complete the development and commercialization of our stem cell expansion technology successfully, our likelihood of profit will be limited severely.

We are engaged in the business of developing and commercializing a technology and proposed device called the PluriX™ Bioreactor system. The proposed function of our PluriX™ Bioreactor system is to allow researchers and physicians to expand hematopoietic stem cells outside of the human body without differentiation so they may be used in bone marrow transplants and other methods of cell therapy. Our PluriX™ Bioreactor system is in the development stage and we have not begun the regulatory approval process for our PluriX™ Bioreactor system. We have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short or medium term. Any profitability in the future from our business will be dependent upon successful commercialization of our PluriX™ Bioreactor system, which will require significant additional research and development as well as substantial clinical trials.

If we encounter problems or delays in the research and development of our PluriX™ Bioreactor system, we may not be able to raise sufficient capital to finance our operation during the period required to resolve the problems or delays.

Our PluriX™ Bioreactor system is currently in the development stage and we anticipate that we will continue to incur operating expenses without significant revenues until we have successfully completed all necessary research and clinical trials. We, and any of our potential collaborators, may encounter problems and delays relating to research and development, regulatory approval and intellectual property rights of our technology. Our research and development programs may not be successful, and our cell culture technology may not facilitate the production of cells outside the human body with the expected result. Our PluriX™ Bioreactor system may not prove to be safe and efficacious in clinical trials. If any of these events occur, we may not have adequate resources to continue operations for the period required to resolve the issue delaying commercialization and we may not be able to raise capital to finance our continued operation during the period required for resolution of that issue. Accordingly, we may be forced to discontinue or suspend our operations.

We need to raise additional financing to support the research and development of our PluriX™ Bioreactor system in the future but we cannot be sure we will be able to obtain additional financing on terms favourable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We raised proceeds of approximately $3,250,000 in three private placement offerings of our securities in October of 2004 and January of 2005 to support the development and commercialization of our PluriX™ Bioreactor system. These funds are expected to fund operations until early Spring of 2006. Our ability to continue to develop and commercialize the PluriX™ Bioreactor system is dependent upon our ability to raise significant additional financing when needed. If we are unable to obtain such financing, we will not be able to fully develop and commercialize our technology. Our future capital requirements will depend upon many factors, including:

•	continued scientific progress in our research and development programs;
•	costs and timing of conducting clinical trials and seeking regulatory approvals and patent prosecutions;
•	competing technological and market developments;
•	our ability to establish additional collaborative relationships; and
•	the effect of commercialization activities and facility expansions if and as required.

We have limited financial resources and to date, no cash flow from operations and we are dependent for funds on our ability to sell our common stock, primarily on a private placement basis. There can be no assurance that we will be able to obtain financing on that basis in light of factors such as the market demand for our securities, the state of financial markets generally and other relevant factors. Any sale of our common stock in the future will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct the development and commercialization of our PluriX™ Bioreactor system, which might result in the loss of some or all of your investment in our common stock.

If we fail to obtain and maintain required regulatory approvals for our PluriX™ Bioreactor system, our ability to commercialize our PluriX™ Bioreactor system will be limited severely.

Once fully developed, we intend to market our PluriX™ Bioreactor system primarily in the United States, Europe and Japan. We must obtain the approval of the Food and Drug Administration before commercialization of our technology may commence in the United States and similar agencies in Europe. We may also be required to obtain additional approvals from foreign regulatory authorities to commence our marketing activities in those jurisdictions. If we cannot demonstrate the safety, reliability and efficacy of our PluriX™ Bioreactor system, or of the cells produced in the PluriX™ Bioreactor system, including long-term sustained cell engraftment, or if one or more patients die or suffer severe complications in future clinical trials, the Food and Drug Administration or other regulatory authorities could delay or withhold regulatory approval of our technology.

Furthermore, even if we obtain regulatory approval for our PluriX™ Bioreactor system, that approval may be subject to limitations on the indicated uses for which it may be marketed. Even after granting regulatory approval, the Food and Drug Administration, other regulatory agencies, and governments in other countries will continue to review and inspect marketed products, manufacturers and manufacturing facilities. Later discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions on the product or manufacturer, including a withdrawal of the product from the market. Further, governmental regulatory agencies may establish additional regulations which could prevent or delay regulatory approval of our technology.

Even if we obtain regulatory approvals to commercialize our technology, we may encounter a lack of commercial acceptance of our PluriX™ Bioreactor system, which would impair the profitability of our business.

Our research and development efforts are primarily directed toward obtaining regulatory approval to market the PluriX™ Bioreactor system as an alternative to, or as an improvement for, the traditional bone marrow harvest and peripheral blood progenitor cell stem cell collection methods. These stem cell collection methods have been widely practiced for a number of years, and our technology may not be accepted by the marketplace as readily as these or other competing processes and methodologies. Additionally, our PluriX™ Bioreactor system may not be employed in all potential applications being investigated, and any reduction in applications would limit the market acceptance of our technology and our potential revenues. As a result, even if we obtain all required regulatory approvals, we cannot be certain that our PluriX™ Bioreactor system will be adopted at a level that would allow us to operate profitably.

If we do not keep pace with our competitors and with technological and market changes, our technology may become obsolete and our business may suffer.

The market for our technology is very competitive, is subject to rapid technological changes and varies for different individual products. We believe that there are potentially many competitive approaches being pursued in competition to our technology, including some by private companies for which information is difficult to obtain.

Many of our competitors have significantly greater resources, more product candidates and have developed product candidates and processes that directly compete with our technology. Our competitors may have developed, or could in the future develop, new technologies that compete with our technology or even render our technology obsolete. Our technology is designed to expand hematopoietic stem cells outside of the human body without differentiation so they may be used in bone marrow transplants and other methods of cell therapy. Even if we are able to demonstrate improved or equivalent results, researchers and practitioners may not use our technology and we will suffer a competitive disadvantage. Finally, to the extent that others develop new technologies that address the targeted application for our PluriX™ Bioreactor system, our business will suffer.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Our success depends on a significant extent to the continued services of certain highly qualified scientific and management personnel, including our Chief Executive Officer, Zami Aberman, our Vice President of Development, Ora Burger, our company’s founder, Shai Meretzki, and our Chief Financial Officer, Yossi Keret. We face competition for qualified personnel from numerous industry sources, and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of service of any of our key personnel could have a material adverse effect on our operations or financial condition. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel. We do not maintain key person insurance on the lives of any of our officers or employees.

Our success depends in large part on our ability to develop and protect our PluriX™ Bioreactor system technology. If our patents and proprietary right agreements do not provide sufficient protection for our PluriX™ Bioreactor system technology, our business and competitive position will suffer.

We rely on an exclusive, world-wide license relating to the production of human cells granted to us by the Weizmann Institute of Science and Technion-Israel Institute of Technology for certain of our patent rights. If we materially breach such agreement or otherwise fail to materially comply with such agreement, or if such agreement expires or is otherwise terminated by us, we may lose our rights under the patents held by the Weizmann Institute of Science and Technion-Israel Institute of Technology. At the latest, the license will terminate when the patents underlying the license expire. The underlying patents will expire in approximately 2020. Also, the scope of the patents licensed to us may not be sufficiently broad to offer meaningful protection. In addition, the patents licensed to us could be successfully challenged, invalidated or circumvented so that our patent rights would not create an effective competitive barrier. Significantly, we do not as yet have patents in the United States or Europe or any other major market, although patents have been applied for.

We also rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements with our employees, consultants, suppliers and licensees. These agreements may be breached, and we might not have adequate remedies for any breach. If this were to occur, our business and competitive position would suffer.

We may be subject to intellectual property litigation such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to develop commercially viable technology without infringing the proprietary rights of others. Although we have not been subject to any filed infringement claims, other patents could exist or could be filed which would prohibit or limit our ability to develop and market our PluriX™ Bioreactor system in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from developing our technology and would force us to incur substantial costs regardless of whether we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to curtail or cease the development and commercialization of our PluriX™ Bioreactor system.

Potential product liability claims could adversely affect our future earnings and financial condition.

We face an inherent business risk of exposure to product liability claims in the event that the use of the PluriX™ Bioreactor system during research and development efforts, including future clinical trials, or after commercialization results in adverse affects. As a result, we may incur significant product liability exposure. We may not be able to maintain adequate levels of insurance at reasonable cost and/or reasonable terms. Excessive insurance costs or uninsured claims would add to our future operating expenses and adversely affect our financial condition.

Our principal research and development facilities are located in Israel and the unstable military and political conditions of Israel may cause interruption or suspension of our business operations without warning.

Our principal research and development facilities are located in Israel. As a result, we are directly influenced by the political, economic and military conditions affecting Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors and, since September 2000, involving the Palestinian population, and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel and companies based in Israel. Acts of random terrorism periodically occur which could affect our operations or personnel.

In addition, Israeli-based companies and companies doing business with Israel, have been the subject of an economic boycott by members of the Arab League and certain other predominantly Muslim countries since Israel's establishment. Although Israel has entered into various agreements with certain Arab countries and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, we cannot predict whether or in what manner these problems will be resolved. Also, since the end of September 2000, there has been a marked increase in the level of terrorism in Israel, which has significantly damaged both the Israeli economy and levels of foreign and local investment.

Furthermore, certain of our officers and employees may be obligated to perform annual reserve duty in the Israel Defense Forces and are subject to being called up for active military duty at any time. All Israeli male citizens who have served in the army are subject to an obligation to perform reserve duty until they are between 45 and 54 years old, depending upon the nature of their military service.

Because some of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgement and civil liabilities against our officers, directors, experts and agents.

Most of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any U.S. state.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors seeking dividend income or liquidity should not invest in our common stock.

Our stock is considered a “penny stock” and certain securities rules may hamper the tradability of our shares in the market.

See “Market for Common Equity and Related Security Holder Matters”.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 11 to 15, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of Pluristem Life Systems, Inc. of up to 70,565,000 shares of our common stock in connection with the resale of:

•

up to 8,500,000 shares of our common stock, representing those shares of our common stock that were sold to certain selling security holders pursuant to the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and our company dated October 25, 2004 – see “Description of the Agreements with Certain Selling Security Holders in the October 25, 2004 Private Placement”

•

up to 8,500,000 shares of our common stock, representing those shares of our common stock that are issuable to certain security holders upon exercise of warrants issued in connection with the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and our company dated October 25, 2004 - see “Description of the Agreements with Certain Selling Security Holders in the October 25, 2004 Private Placement”

•

up to 245,000 shares of our common stock, representing those shares of our common stock that are issuable to certain security holders upon exercise of warrants issued as consideration for services provided as placement agents - see “Description of the Agreements with Certain Selling Security Holders in the October 25, 2004 Private Placement”

•

up to 12,000,000 shares of our common stock, representing those shares of our common stock that were sold to certain selling security holders pursuant to the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and our company dated January 24, 2005 – see “Description of the Agreements with Certain Selling Security Holders in the January 24, 2005 Private Placement”

•

up to 12,000,000 shares of our common stock, representing those shares of our common stock that are issuable to certain security holders upon exercise of warrants issued in connection with the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and our company dated January 24, 2005 - see “Description of the Agreements with Certain Selling Security Holders in the January 24, 2005 Private Placement”

•

up to 1,845,000 shares of our common stock, representing those shares of our common stock that were issued to a security holder as consideration for services provided as a placement agent - see “Description of the Agreements with Certain Selling Security Holders in the January 24, 2005 Private Placement”

•

up to 475,000 shares of our common stock, representing those shares of our common stock that are issuable to certain security holders upon exercise of warrants issued as consideration for services provided as placement agents - see “Description of the Agreements with Certain Selling Security Holders in the January 24, 2005 Private Placement”

•

up to 12,000,000 shares of our common stock, representing those shares of our common stock that were sold to certain selling security holders pursuant to the Private Placement Subscription Agreements entered into between the selling security holders and our company dated January 31, 2005 – see “Description of the Agreements with Certain Selling Security Holders in the January 31, 2005 Private Placement”

•

up to 12,000,000 shares of our common stock, representing those shares of our common stock that are issuable to certain security holders upon exercise of warrants issued in connection with the Private Placement Subscription Agreements entered into between the selling security holders and our company dated January 31, 2005 - see “Description of the Agreements with Certain Selling Security Holders in the January 31, 2005 Private Placement”

•

up to 600,000 shares of our common stock, representing those shares of our common stock that are issuable to a security holder upon exercise of warrants issued as consideration for services provided as a placement agent - see “Description of the Agreements with Certain Selling Security Holders in the January 31, 2005 Private Placement” and

•

up to 2,400,000 shares of our common stock, representing those shares of our common stock that are issuable to our former Chief Executive Officer, Dr. Shai Meretzki, upon exercise of warrants issued to him in connection with the issuance of a Notice of Allowance by the United States Patent Office for our patent application number 09/890,401.

The selling security holders may sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling security holder.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling security holders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling security holders and we will not receive any proceeds from the resale of the common stock by the selling security holders. We will, however, incur all costs associated with this registration statement and prospectus.

Assuming all of the warrants for which the underlying shares of our common stock that are covered by this prospectus are exercised for cash, we will receive cash proceeds in the amount of $11,742,000 from the exercise of the 36,220,000 warrants and we will use these proceeds for our general working capital.

DETERMINATION OF OFFERING PRICE

This prospectus covers the resale by the selling security holders named in this prospectus of up to 70,565,000 shares of our common stock. The selling security holder may offer to sell the shares of our common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling security holder.

SELLING SECURITY HOLDERS

The selling security holders may offer and sell, from time to time, any or all of the common stock issued and those issuable to them upon exercise of the share purchase warrants. Because any one of the selling security holders may offer all or only some portion of the shares of common stock registered for such holder, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling security holders upon termination of the offering.

The following table sets forth, based on the list of registered shareholders provided by our company’s transfer agent, certain information regarding the ownership of shares of common stock by the selling security holders as of February 13, 2006 and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling security holders, although a number of the shares of common stock may have already been sold by the selling security holders pursuant to this registration statement.

The selling security holders identified by footnote 1 in the table below acquired their beneficial interests in the shares being offered hereby in the private placement described in this Prospectus under the caption “Description of the Agreements with Certain Selling Security Holders in the October 25, 2004 Private Placement.” The selling security holders identified by footnote 2 in the table below acquired their beneficial interests in the shares being offered hereby in the private placement described in this Prospectus under the caption “Description of the Agreements with Certain Selling Security Holders in the January 24, 2005 Private Placement.” The selling security holders identified by footnote 3 in the table below acquired their beneficial interests in the shares being offered hereby in the private placement described in this Prospectus under the caption “Description of the Agreements with Certain Selling Security Holders in the January 31, 2005 Private Placement.”

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. This includes shares which a person or entity has the right to acquire in the next 60 days.

Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Name of Selling Security Holder and Position, Office or Material Relationship with Pluristem	Common Shares owned by the Selling Security Holder	Number of Shares Issuable Upon Exercise of all of the Share Purchase Warrants	Shares Offered Pursuant to this Offering	Number of Shares Owned by Selling Security Holder After Offering and Percent of Total Issued and Outstanding if All Shares Offered are Sold
				# of Shares	% of Class
Park Ridge Investments A.V.V.	1,000,000 (1)	1,000,000 (1)	2,000,000	Nil	0%
Shaya Britz	500,000 (1)	500,000 (1)	1,000,000	Nil	0%
Glenrock Israel Ltd.	600,000 (1)	600,000 (1)	1,200,000	Nil	0%
Bezalel Ziv Ron	100,000 (1)	100,000 (1)	200,000	Nil	0%
Alshuler-Shaham Ltd.	230,500 (1)	300,000 (1)	530,500	Nil	0%
Rolfe Investments Ltd.	250,000 (1)	250,000 (1)	500,000	Nil	0%
Eshed Dash Ltd.	500,000 (1)	500,000 (1)	1,000,000	Nil	0%
Dahav Financial Systems Ltd	300,000 (1)	300,000 (1)	600,000	Nil	0%
Platinum Partners Value Arbitrage Fund L.P.	500,000 (1)	1,000,000 (1)	1,500,000	Nil	0%
Yosef Solt	262,500 (1)	250,000 (1) (5)	512,500	Nil	0%
Ori Ackerman	125,000 (1)	715,000 (1) (5) (6)	840,000	Nil	0%
Iris Nehoray	600,000 (1)	600,000 (1)	1,200,000	Nil	0%
Elazar Nehoray	600,000 (1)	600,000 (1)	1,200,000	Nil	0%
Ilana Nehoray	600,000 (1)	600,000 (1)	1,200,000	Nil	0%
Osnot Nehoray	600,000 (1)	600,000 (1)	1,200,000	Nil	0%
Avinoam Rapaport	110,000 (1)	100,000 (1) (5)	210,000	Nil	0%
Kopelman Ltd.	250,000 (1)	250,000 (1)	500,000	Nil	0%
Tibo Marcovich	200,000 (1)	200,000 (1)	400,000	Nil	0%
Shlomo Shmulelov	263,889 (1)	250,000 (1)	500,000	13,889	0.02%
Ilana Rachmilovitz	50,000 (1)	50,000 (1)	100,000	Nil	0%
Rockwell Invest Ltd.	200,000 (1)	200,000 (1)	400,000	Nil	0%
Shmuel Even	Nil	30,000(5)	30,000	Nil	0%
Izhak Brown	Nil	75,000(5)	75,000	Nil	0%
Amnon Dardik	Nil	12,500(5)	12,500	Nil	0%
Joseph Corso	7,000,000 (2)	7,000,000(2)	14,000,000	Nil	0%

Kevin Klier	1,394,000 (2)	1,500,000 (2)	2,894,000	Nil	0%
Frank Santo Jr.	800,000 (2)	800,000 (2)	1,600,000	Nil	0%
Danielle Inserra	500,000 (2)	500,000 (2)	1,000,000	Nil	0%
Michele Inserra	500,000 (2)	500,000 (2)	1,000,000	Nil	0%
Christopher Short	250,000 (2)	250,000 (2)	500,000	Nil	0%
Robert V. Clark	250,000 (2)	250,000 (2)	500,000	Nil	0%
Gina M. Brody	200,000 (2)	200,000 (2)	400,000	Nil	0%
Joseph De Francesco	200,000 (2)	200,000 (2)	400,000	Nil	0%
Joseph Greco Sr.	200,000 (2)	200,000 (2)	400,000	Nil	0%
Sean Walter	200,000 (2)	200,000 (2)	400,000	Nil	0%
Joseph Greco Jr.	100,000 (2)	100,000 (2)	200,000	Nil	0%
Candace Lee	100,000 (2)	100,000 (2)	200,000	Nil	0%
Mauricio Perez	100,000 (2)	100,000 (2)	200,000	Nil	0%
David P. Johnson	100,000 (2)	100,000 (2)	200,000	Nil	0%
Carlthon Corp.	900,000 (6)	Nil	900,000	Nil	0%
Mark Zegal	1,050,000	Nil	600,000(6)	450,000	0.71%
Kinianie Barehet Ltd.	20,000 (6)	Nil	20,000	Nil	0%
Erets Hacamel Ltd.	20,000	Nil	10,000(6)	10,000	0.02%
David Buch	15,000 (6)	40,000 (5) (7)	55,000	Nil	0%
Amir Uziel	Nil	25,000 (7)	25,000	Nil	0%
Stonestreet Limited Partnership	Nil	4,000,000 (3)	4,000,000	Nil	0%
Whalehaven Capital Fund Limited	2,250,000 (3)	3,000,000 (3)	5,250,000	Nil	0%
Alpha Capital AG	750,000 (3)	1,000,000 (3)	1,750,000	Nil	0%
Bristol Capital Advisors, LLC	Nil	1,500,000 (3)	1,500,000	Nil	0%
Shimon Vogel	500,000 (3)	500,000 (3)	1,000,000	Nil	0%
Tower Paper Co. Inc. Retirement Plan	250,000 (3)	250,000 (3)	500,000	Nil	0%
Mordechai Vogel	250,000 (3)	250,000 (3)	500,000	Nil	0%
Yokim Asset Management Corp.	1,000,000 (3)	1,650,000 (3) (5) (8)	2,650,000	Nil	0%
David Klugmann Associates Inc.	250,000 (3)	500,000 (3)	750,000	Nil	0%

Dr. Shai Meretzki, former Chief Executive Officer	12,453,170	2,400,000	2,400,000	7,653,170	12.01%
TOTAL	31,602,170	36,197,500	62,714,500	8,127,059	12.75%

(1) Represents shares of common stock that were sold to the selling security holder or shares of our common stock that are issuable to the selling security holder upon exercise of the warrant issued to such holder in connection with the Common Stock and Warrant Purchase Agreement dated October 25, 2004 between the holder and our company – see “Description of the Agreements with Certain Selling Security Holders in the October 25, 2004 Private Placement.”

(2) Represents shares of common stock that were sold to the selling security holder or shares of our common stock that are issuable to the selling security holder upon exercise of the warrant issued to such holder in connection with the Common Stock and Warrant Purchase Agreement dated January 24, 2005 between the holder and our company – see “Description of the Agreements with Certain Selling Security Holders in the January 24, 2005 Private Placement.”

(3) Represents shares of common stock that were sold to the selling security holder or shares of our common stock that are issuable to the selling security holder upon exercise of the warrant issued to such holder in connection with the Common Stock and Warrant Purchase Agreement dated January 31, 2005 between the holder and our company – see “Description of the Agreements with Certain Selling Security Holders in the January 31, 2005 Private Placement.”

(4) Represents the shares of our common stock that are issuable upon the exercise of the warrants issued to Dr. Shai Meretzki in connection with the issuance of a Notice of Allowance by the United States Patent Office for our patent application number 09/890,401.

(5) Represents shares of common stock that are issuable to the selling security holders upon exercise of the warrant issued to such holders as consideration for services rendered as placement agents – see “Description of the Agreements with Certain Selling Security Holders in the October 25, 2004 Private Placement.”

(6) Represents shares of common stock that were issued to the selling security holder as consideration for services rendered for financial advice and as a placement agent – see “Description of the Agreements with Certain Selling Security Holders in the January 24, 2005 Private Placement.”

(7) Represents shares of common stock that are issuable to the selling security holder upon exercise of the warrant issued to such holder as consideration for services rendered for financial advice and as a placement agent – see “Description of the Agreements with Certain Selling Security Holders in the January 24, 2005 Private Placement.”

(8) Represents shares of common stock that are issuable to the selling security holder upon exercise of the warrant issued to such holder as consideration for services rendered as a placement agent – see “Description of the Agreements with Certain Selling Security Holders in the January 31, 2005 Private Placement.”

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted (currently the National Association of Securities Dealers OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)           block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of the exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions;
(f)	market sales (both long and short to the extent permitted under the federal securities laws);
(g)	at the market to or through market makers or into an existing market for the shares;
(h)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);
(i)	a combination of any aforementioned methods of sale; and
(j)	any other method permitted pursuant to applicable law.

In the event of the transfer by any selling security holder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling security holders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling security holders if such broker-dealer is unable to sell the shares on behalf of the selling security holders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Any sales of shares may be effected through the OTC Bulletin Board, in private transactions or otherwise, and the shares may be sold at market price prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. From time to time, the selling security holders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling security holder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling security holder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both. We have agreed to indemnify certain selling security holders and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments to which such selling security holders or their respective pledgees, donees, transferees or other successors in interest may be required to make in respect thereof.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF THE AGREEMENTS WITH CERTAIN SELLING SECURITY HOLDERS

IN THE OCTOBER 25, 2004 PRIVATE PLACEMENT

On October 25, 2004, we commenced a private placement offering with a group of investors who subscribed for units of our securities pursuant to Common Stock and Warrant Purchase Agreement dated for reference on October 25, 2004. For the sake of clarity, we will refer to this private placement offering in this prospectus as the October 25, 2004 Private Placement. We are registering a portion of the shares offered in this prospectus to satisfy our obligations to certain selling security holders of our common stock who participated in our October 25, 2004 Private Placement.

Under a Common Stock and Warrant Purchase Agreement, dated as of October 25, 2004, between our company and those selling security holders who participated in our October 25, 2004 Private Placement, the selling security holders collectively purchased 8,500,000 shares of our common stock at the price of $0.10 per share. In connection with the purchase of our common stock by these holders, we issued to these holders warrants to purchase our common stock in an amount equal to one (1) share of common stock for each share of common stock purchased under the Common Stock and Warrant Purchase Agreement.

The warrants are exercisable at a per share exercise price equal to $0.30. This exercise price is also subject to adjustment if there are certain capital adjustments or similar transactions, such as a stock split or merger. The warrants expire on the second annual anniversary date of the date when the warrants are issued. The warrants will expire earlier if our company is acquired by another company which results in more than fifty percent (50%) of the outstanding voting securities of the surviving entity being held by person who were not shareholders of our company before such a transaction, or if our company sells, leases, assigns, transfers or disposes all or substantially all of our assets. The terms of the warrants specify that the holder can exercise its warrant by giving notice to our company together with a check payable in lawful money of the United States for the aggregate exercise price.

Pursuant to the Investors’ Rights Agreement executed and delivered at the same time, we were obligated to use our best efforts to register under the Securities Act the shares of our common stock held by the selling security holders who purchased our common stock under the Common Stock and Warrant Purchase Agreement dated for reference on October 25, 2004, including those shares of our common stock issuable upon exercise of the warrants. The shares were registered under a registration statement that became effective May 13, 2005. We are also obligated to use our best efforts to keep the registration statement of which this prospectus forms a part effective until the earliest of the date on which the holders may sell without restriction all shares registered on their behalf under this prospectus under Rule 144 promulgated under the Securities Act, or the date on which such holders no longer own any of those shares of our common stock or any of those warrants.

Pursuant to the Escrow Agreement executed and delivered as a part of the transaction together with the Common Stock and Warrant Purchase Agreement dated for reference on October 25, 2004, the selling security holders agreed not to sell or offer for sale their shares of our common stock for a period of nine (9) months after closing and to place their shares and warrants in escrow with an escrow agent to be released as to twenty five percent (25%) at a time on each of the 9th, 12th, 15th and 18th month anniversaries of the closing. On January 23, 2006, we released all common shares from escrow and permitted all security holders to sell all or any portion of their registered securities.

We also committed to pay cash in the amount of $24,500 and issued warrants to purchase 245,000 shares of our common stock to certain selling security holders as consideration for their services to our company as placement agents for the October 25, 2004 Private Placement. The warrants are exercisable at a per share exercise price equal to $0.10. The finders’ warrants were modified in March, 2005, from an exercise price of $0.30 to an exercise price of $0.10 based on negotiations with the finders. This exercise price is also subject to adjustment if there are certain capital adjustments or similar transactions, such as a stock split or merger. The warrants expire on November 30, 2006.

Reference is made to the Common Stock and Warrant Purchase Agreement, the form of warrants and the Investors’ Rights Agreement and Escrow Agreement that are filed as exhibits to the registration statement for more complete description of the complex provisions that are summarized under this caption.

DESCRIPTION OF THE AGREEMENTS WITH CERTAIN SELLING SECURITY HOLDERS

IN THE JANUARY 24, 2005 PRIVATE PLACEMENT

On January 24, 2005, we commenced another private placement offering with a group of investors who subscribed for units of our securities pursuant to Common Stock and Warrant Purchase Agreement dated for reference on January 24, 2005. For the sake of clarity, we will refer to this private placement offering in this prospectus as the January 24, 2005 Private Placement. We are registering a portion of the shares offered in this prospectus to satisfy our obligations to certain selling security holders of our common stock who participated in our January 24, 2005 Private Placement.

Under a Common Stock and Warrant Purchase Agreement, dated as of January 24, 2005, between our company and those selling security holders who participated in our January 24, 2005 Private Placement, the selling security holders collectively purchased 12,000,000 shares of our common stock at the price of $0.10 per share. In connection with the purchase of our common stock by these holders, we issued to these holders warrants to purchase our common stock in an amount equal to one (1) share of common stock for each share of common stock purchased under the Common Stock and Warrant Purchase Agreement.

The warrants are exercisable at a per share exercise price equal to $0.30. This exercise price is also subject to adjustment if there are certain capital adjustments or similar transactions, such as a stock split or merger. The warrants expire on November 30, 2006. The warrants will expire earlier if our company is acquired by another company which results in more than fifty percent (50%) of the outstanding voting securities of the surviving entity being held by person who were not shareholders of our company before such a transaction, or if our company sells, leases, assigns, transfers or disposes all or substantially all of our assets. The terms of the warrants specify that the holder can exercise its warrant by giving notice to our company together with a check payable in lawful money of the United States for the aggregate exercise price.

Pursuant to the Investors’ Rights Agreement executed and delivered at the same time, we were obligated to use our best efforts to register under the Securities Act the shares of our common stock held by the selling security holders who purchased our common stock under the Common Stock and Warrant Purchase Agreement dated for reference on January 24, 2005, including those shares of our common stock issuable upon exercise of the warrants. The shares were registered under a registration statement that became effective May 13, 2005. We are also obligated to use our best efforts to keep the registration statement of which this prospectus forms a part effective until the earliest of the date on which the holders may sell without restriction all shares registered on their behalf under this prospectus under Rule 144 promulgated under the Securities Act, or the date on which such holders no longer own any of those shares of our common stock or any of those warrants.

Pursuant to the Escrow Agreement executed and delivered as a part of the transaction together with the Common Stock and Warrant Purchase Agreement dated for reference on January 24, 2005, the selling security holders agreed not to sell or offer for sale their shares of our common stock until August 30, 2005 and to place their shares and warrants in escrow with an escrow agent to be released as to twenty five percent (25%) at a time on each of the 9th, 12th, 15th and 18th month anniversaries of November 30, 2004. On January 23, 2006, we released all common shares from escrow and permitted all security holders to sell all or any portion of their registered securities.

We issued 1,845,000 shares of our common stock to certain selling security holders as consideration for their services to our company for financial advice and as placement agents for the January 24, 2005 Private Placement. We are obligated to use our best efforts to register these shares of our common stock under the Securities Act. We also issued warrants to purchase 475,000 shares of our common stock to seven selling security holders as consideration for their services to our company for financial advice and as placement agents for the January 24, 2005 Private Placement. These warrants are exercisable at a per share exercise price equal to $2.50. This exercise price is also subject to adjustment if there are certain capital adjustments or similar transactions, such as a stock split or merger. The warrants expire on November 30, 2007.

Reference is made to the Common Stock and Warrant Purchase Agreement, the form of warrants and the Investors’ Rights Agreement and Escrow Agreement that are filed as exhibits to the registration statement for more complete description of the complex provisions that are summarized under this caption.

DESCRIPTION OF THE AGREEMENTS WITH CERTAIN SELLING SECURITY HOLDERS

IN THE JANUARY 31, 2005 PRIVATE PLACEMENT

On January 31, 2005, we commenced a private placement offering with a group of investors who subscribed for units of our securities pursuant to Private Placement Subscription Agreement dated for reference on January 31, 2005. For the sake of clarity, we will refer to this private placement offering in this prospectus as the January 31, 2005 Private Placement. We are registering a portion of the shares offered in this prospectus to satisfy our obligations to certain selling security holders of our common stock who participated in our January 31, 2005 Private Placement.

Under a Private Placement Subscription Agreement, dated as of January 31, 2005, between our company and those selling security holders who participated in our January 31, 2005 Private Placement, the selling security holders collectively purchased 12,000,000 shares of our common stock at the price of $0.10 per share. In connection with the purchase of our common stock by these holders, we issued to these holders warrants to purchase our common stock in an amount equal to one (1) share of common stock for each share of common stock purchased under the Private Placement Subscription Agreement.

The warrants are exercisable at a per share exercise price equal to $0.30. This exercise price is also subject to adjustment if there are certain capital adjustments or similar transactions, such as a stock split or merger. The warrants expire on November 30, 2006. The warrants will expire earlier if our company is acquired by another company which results in more than fifty percent (50%) of the outstanding voting securities of the surviving entity being held by person who were not shareholders of our company before such a transaction, or if our company sells, leases, assigns, transfers or disposes all or substantially all of our assets. The terms of the warrants specify that the holder can exercise its warrant by giving notice to our company together with a check payable in lawful money of the United States for the aggregate exercise price.

Pursuant to the Investors’ Rights Agreement executed and delivered at the same time, we were obligated to register under the Securities Act the shares of our common stock held by the selling security holders who purchased our common stock under the Private Placement Subscription Agreement dated for reference on January 31, 2005, including those shares of our common stock issuable upon exercise of the warrants. The shares were registered under a registration statement that became effective May 13, 2005. We are also obligated to keep the registration statement of which this prospectus forms a part effective until the earliest of the date on which the holders may sell without restriction all shares registered on their behalf under this prospectus under Rule 144 promulgated under the Securities Act, or the date on which such holders no longer own any of those shares of our common stock or any of those warrants.

Pursuant to the Escrow Agreement executed and delivered as a part of the transaction together with the Common Stock and Warrant Purchase Agreement dated for reference on January 31, 2005, the selling security holders agreed not to sell or offer for sale their shares of our common stock for a period of nine (9) months after closing and to place their shares and warrants in escrow with an escrow agent to be released as to twenty five percent (25%) at a time on each of the 9th, 12th, 15th and 18th month anniversaries of the closing. On January 23, 2006, we released all common shares from escrow and permitted all security holders to sell all or any portion of their registered securities.

In the Private Placement Subscription Agreement, we have agreed that while the securities were held in escrow, we would not sell or transfer any of our common stock or securities exercisable or convertible into our common stock to any person at a price less than $0.10 per share without written consent of the selling security holders who participated in our January 31, 2005 private placement. If we breached this agreement, the relevant selling security holders would be entitled to an additional number of shares of our common stock and warrants to purchase our common stock. We have now released all shares from escrow and did not breach the agreement.

Under the Investors’ Rights Agreement, we will be obligated to pay liquidated damages to the holders of our common stock who are parties to that agreement, if the Registration Statement is not filed within 70 days after the closing date of the private placement, and if it is not declared effective by August 30, 2005 or if, the effectiveness of the Registration Statement is subsequently suspended for more than certain permitted periods. The permitted suspension periods are up to two periods during any consecutive 12-month period, but each period shall not be for more than 15 days or begin less than 10 days after the preceding suspension period ended. (The first date any such suspension commences, beyond such permitted restrictions, is referred to as a restricted sale date.) We did file the registration statement within 70 days and it became effective May 13, 2005.

The amount that we must pay to these holders in respect of the liquidated damages associated with the delays in the effective date or after a restricted sale date will be 2% of the purchase price paid by each holder in the January 31, 2005 private placement for each 30-day periods (or part).

We also paid cash in the amount of $60,000 issued warrants to purchase 600,000 shares of our common stock to a selling security holder as consideration for its services to our company as a placement agent for the January 31, 2005 Private Placement. The warrants are exercisable at a per share exercise price equal to $0.10. This exercise price is also subject to adjustment if there are certain capital adjustments or similar transactions, such as a stock split or merger. The warrants expire on June 30, 2006.

Reference is made to the Private Placement Subscription Agreement, the form of warrants and the Investors’ Rights Agreement that are filed as exhibits to the registration statement for more complete description of the complex provisions that are summarized under this caption.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with our Company	Age	Date First Elected or Appointed
Zami Aberman	Chief Executive Officer and President Director	52	September 26, 2005 November 21, 2005
Yossi Keret	Chief Financial Officer	39	May 30, 2004
Ora Burger	Vice President, Development	39	October 26, 2005
Doron Shorrer	Chairman of the Board, Director	52	October 2, 2003
Hava Meretzki	Director	37	October 2, 2003
Isaac Braun	Director	52	July 6, 2005
Israel Ben-Yoram	Director	42	January 26, 2005

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he was employed.

Zami Aberman

Mr. Aberman became our Chief Executive Officer and President on September 26, 2005 and a director of our company on November 21, 2005. Mr. Aberman has 20 years of Experience in Marketing and Management in the Hi-Tech Industry. He held Chief Executive and Chairman positions in Israel, the USA, Europe, Japan and Korea. He operated within high-tech global companies in the fields of Automatic Optical Inspection, network security, Video over IP, software, chip design and robotic markets. Mr. Aberman serve as the chairman of Rose Hitech Ltd., a private investment company; as chairman of VLScom Ltd., a private company specializing in video compression for HDTV and video over IP and as a director of Ori Software Ltd., involved in data management. Before those positions he served as the President and CEO of Elbit Vision Systems), a public company traded on the OTCBB market (EVSNF.OB) which supplies inspection systems for the microelectronic industry. As well, Mr. Abermam served as President and CEO of Netect Ltd specializing in the field of Internet security software, he was the Co-Founder, President and CEO of “Associative computing Ltd, developing an associative parallel processor for real-time video processing, he served as chairman of Display Inspection Systems Inc specializing in laser based inspection machines and he served as President and CEO of Robomatix Technologies Ltd, a public company (RBMXF.OB).

In 1992, Mr. Aberman was awarded the Rothschild Prize for excellence in his field from the President of the State of Israel. Aberman holds a B.Sc. in Mechanical Engineering from Ben Gurion University in Israel.

Yossi Keret

Mr. Keret was appointed as our Chief Financial Officer on May 30, 2004. Before his appointment as our Chief Financial Officer, Mr. Keret acted as the Chief Financial Officer of M.L.L. Software and Computers Industries Ltd. (TASE:MLL) where he oversaw the company's three subsidiaries. Prior to his employment at M.L.L., he was the

Chief Financial Officer of Internet-Zahav Group, Ltd. (NASDAQ:IGLD) the leading Israeli ISP with revenues in excess of $45 million, 900 employees and three subsidiaries. As the Chief Financial Officer of Top Image Systems Ltd. (NASDAQ:TISA), Mr. Keret directed all activities that led to a NASDAQ listing, formulated systems which increased sales growth 60% during his 5 year term and opened branches and subsidiaries in Europe and USA . He began his career at Kost Forer and Gabai Accountants - a member of E&Y International.

Mr. Keret holds a B.A. from Haifa University in Economics and Accounting, is a Certified Accountant in Israel and is working toward an MBA from Heriot-Watt University.

Ora Burger

Dr. Burger was appointed as our Vice President, Development on October 26, 2005. Dr. Burger was recruited to Pluristem in 2003 to promote the research of hemapoietic stem cells (HSC) growing and expanding in a physiological like microenvironment 3-D culture in our company' novel PluriX(TM) bioreactor. She was subsequently promoted to manage turnkey projects in research and development - specifically the expansion of transplantable HSC using a 3-D biodegradable scaffolding platform in the PluriX(TM) bioreactor. This project is co-sponsored by the Chief Scientist of the Israeli Ministry of Industry and Trade under the most prestigious "Magneton" grant program directed toward facilitating technology transfer to the forefront of innovation from the University to leading high-technology and biotechnology companies.

Prior to joining our company, Dr. Burger served as a Research and Development Advisor in several emerging-growth biotechnology companies validating technologies for further development. She acted as Director of Research and Development for Diagnostic Technology where she led the development of ELISA kit, intended for the prenatal diagnose of pregnancy complications such as preeclampsia, preterm delivery and fetal growth restriction.

Dr. Burger holds a B.A. and MSc. in plant science from the faculty of agronomy of the Hebrew University and a DSc. in Biotechnology Engineering from Technion. She completed postdoctoral training at Technion and Tel Aviv University, Sackler School of Medicine, working on therapeutic models to cure the damage of Helicobacter pylori, a bacterial infection which causes ulcers, gastritis, and gastric cancer. Her work was recently re-illuminated following the 2005 Nobel Prize in Medicine to the scientists who discovered the clinical central importance of the subject: Ulcer Derived from Bacterial Infections. Dr. Burger was until recently a lecturer in Biotechnology and Food Engineering Faculty at the Technion institute.

Doron Shorrer

Mr. Shorrer was appointed a director on October 2, 2003. Mr. Shorrer, ISR (CPA) was Chairman of the Board of Phoenix Insurance Company, one of the largest insurance companies in Israel and Mivtachim Pension Benefit Group, the largest pension fund in Israel. Prior to these positions, Mr. Shorrer held senior appointments that included Arbitrator at the Claims Resolution Tribunal for Dormant Accounts in Switzerland; Economic and Financial Advisor, Commissioner of Insurance and Capital Markets for the State of Israel; Member of the board of directors of "Nechasim" of the State of Israel; Member Committee for the Examination of Structural Changes in the Capital Market (The Brodet Committee); General Director of the Ministry of Transport; Co-Founder and director of an accounting firm with offices in Jerusalem, Tel-Aviv and Haifa; Member of the Lecture Staff of the Amal School Chain; Chairman of a Public Committee for Telecommunications; and Economic Consultant to the Ministry of Energy.

Among many areas of expertise, Mr. Shorrer formulates, implements and administers business planning in the private and institutional sector in addition to consulting on economic, accounting and taxation issues to a large audience ranging from private concerns to government ministries. Mr. Shorrer holds a B.A. in Economics and Accounting and an M.A. in Business Administration (specialization in finance and banking) from the Hebrew University of Jerusalem and is a Certified Public Accountant (ISR).

Hava Meretzki

Ms. Meretzki was appointed a director on October 2, 2003. Ms. Meretzki, Adv. is a partner in the law firm of Ben-Noun Meretzki in Haifa, Israel. Ms. Meretzki specializes in civil, trade and labor law and is presently Vice-Chairman for the National Council of the Israel Bar Association. Ms. Meretzki previously was a director of the Israel Electric Company. Ms. Meretzki received a Bachelors Degree in Law from the Hebrew University in 1991, and in 1992 was admitted to the Israel Bar Association.

Isaac Braun

Mr. Braun was appointed a director on July 6, 2005. Mr. Braun is a business veteran with entrepreneurial, industrial and manufacturing experience. He has been a co-founder and board member of several hi-tech start-ups in the areas of e-commerce, security, messaging, search engines and biotechnology. Mr. Braun is involved with advising private companies on raising financing and business development.

Israel Ben-Yoram

Mr. Ben-Yoram was appointed a director on January 26, 2005. Mr. Ben-Yoram has been a director and partner in the accounting firm of Mor, Ben-Yoram and Partners in Israel since 1985 to present. This accounting firm currently employs over 15 employees in the field of auditing, consulting, and accompanying projects. Since 1992 to present, Mr. Ben-Yoram has also served as a shareholder and the head director of Mor, Ben-Yoram Ltd., a private company in Israel in parallel to the operation of the Mor, Ben-Yoram and Partners accounting firm. This company provides management services, economic consulting services and other professional services to businesses. Mr. Ben-Yoram received a B.A. in accounting from the University of Tel Aviv, an M.A. in Economics from the Hebrew University of Jerusalem, an LLB and an MBA from Tel Aviv University and an LLM from Bar Ilan University.

Significant Employees

We currently do not have any significant employees aside from our directors and officers.

Family Relationships

Shai Meretzki, our former Chief Financial Officer and the founder and chief technology officer of our wholly owned subsidiary, Pluristem, Ltd. and Hava Meretzki are husband and wife.

Audit Committee and Audit Committee Financial Expert

On October 2, 2003, our board of directors created an audit committee and adopted an audit committee charter. On July 6, 2005 we appointed Hava Meretzki, Israel Ben-Yoram and Isaac Braun as members of our Audit Committee. However, our board of directors has determined that we do not have a member of our audit committee that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B. Mr. Israel Ben-Yoram and Mr. Isaac Braun are "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. Ms. Hava Meretzki is not considered independent as she is married to our Chief Executive Officer, Dr. Shai Meretzki. We believe that the members of our audit committee are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. During the fiscal year 2005, the audit committee met a total of 4 times.

Other Committees of the Board

On October 2, 2003, our board of directors also created a compensation committee and a corporate governance committee. Our board of directors adopted a compensation committee charter and appointed Doron Shorrer and Hava Meretzki as members of our compensation committee. Our board of directors also adopted a corporate governance committee charter and appointed Doron Shorrer and Hava Meretzki as members of our corporate governance committee

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.             any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.             any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.             being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.             being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January, 18, 2006, certain information with respect to the beneficial ownership of our common stock by each security holder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percentage of Class(1)
Common Shares	Zami Aberman 63 Rabutzky Street Raanana, Israel	3,000(2)	0.0047%
Common Shares	Shai Meretzki 38 Raul Wallenberg Haifa, Israel	10,053,170(3)	15.10%
Common Shares	Joseph Corso 15 Ottavio Promenade Staten Island, NY 10307	8,687,000	13.63%
Common Shares	Stonestreet Limited Partnership #1300 – 320 Bay Street Toronto, ON M5H 4A6 Canada	4,000,000	6.28%
Common Shares	Hava Meretzki 38 Raul Wallenberg Haifa, Israel	338,377(4)	0.53%
Common Shares	Doron Shorrer 33 Koreh Hadorot Street Jerusalem, Israel	451,170(5)	0.70%

Common Shares	Israel Ben-Yoram 24 Barkan Street Rishon Lezion, Israel	155,089(6)	0.24%
Common Shares	Isaac Braun 9 Zeharia Street, POB 402 Bene Barak, Israel	159,594(7)	0.252%
Common Shares	Yossi Keret Hanesi’im Street 6/19 Hod Hasharon, Israel	451,170(8)	0.70%
Common Shares	Ora Burger 5 Bulchin St. Haifa 32882 Israel	33,838(9)	0.05%
Common Shares	Directors and Officers (as a group)	11,645,408(10)	18.27%

(1) Based on 63,743,483 shares of common stock issued and outstanding as of February 13, 2006. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Mr. Aberman was granted 4,500,000 options to purchase shares of common stock pursuant to our 2005 Stock Option Plan, exercisable at $0.10 per share until January 16, 2016. These options vest as follows: 25% on July 16, 2006, 4% on the 7 month and each successive month anniversary to and including the 23 month anniversary and the balance on the 24 month anniversary.

(3) 4,802,000 of which are registered under the name of A.R.Y. Holdings Ltd., which are owned and controlled by Dr. Shai Meretzki. 451,170 of which are options to purchase shares of common stock granted on December 30, 2003 that are currently exercisable or exercisable within 60 days. 2,400,000 of which were granted in connection with the issuance of Notice of Allowance by the United States Patent Office for our patent application number 09/890,401. 2,400,000 of which are warrants to purchase shares of common stock granted in connection with the issuance of Notice of Allowance by the United States Patent Office for our patent application number 09/890,401. Dr. Meretzki was granted 1,500,000 options to purchase shares of common stock pursuant to our 2005 Stock Option Plan, exercisable at $0.10 per share until January 16, 2016. These options vest as follows: 25% on July 16, 2006, 4% on the 7 month and each successive month anniversary to and including the 23 month anniversary and the balance on the 24 month anniversary.

(4) Representing options to purchase shares of our common stock granted on December 30, 2003 that are currently exercisable or exercisable within 60 days. Ms. Meretzki was granted 600,000 options to purchase shares of common stock pursuant to our 2005 Stock Option Plan, exercisable at $0.10 per share until January 16, 2016. These options vest as follows: 25% on July 16, 2006, 4% on the 7 month and each successive month anniversary to and including the 23 month anniversary and the balance on the 24 month anniversary.

(5) Representing options to purchase shares of our common stock granted on December 30, 2003 that are currently exercisable or exercisable within 60 days. Mr. Shorrer was granted 800,000 options to purchase shares of common stock pursuant to our 2005 Stock Option Plan, exercisable at $0.10 per share until January 16, 2016. These options vest as follows: 25% on July 16, 2006, 4% on the 7 month and each successive month anniversary to and including the 23 month anniversary and the balance on the 24 month anniversary.

(6) Representing options to purchase shares of our common stock granted on January 17, 2006 that are currently exercisable or exercisable within 60 days. Mr. Ben-Yoram was granted 600,000 options to purchase shares of common stock pursuant to our

2005 Stock Option Plan, exercisable at $0.10 per share until January 16, 2016. These options vest as follows: 25% on July 16, 2006, 4% on the 7 month and each successive month anniversary to and including the 23 month anniversary and the balance on the 24 month anniversary.

(7) Includes warrants exercisable into 75,000 shares of our common stock that are currently exercisable or exercisable within 60 days and 84,594 options to purchase shares of our common stock granted on January 17, 2006 that are currently exercisable or exercisable within 60 days. Mr. Braun was granted 600,000 options to purchase shares of common stock pursuant to our 2005 Stock Option Plan, exercisable at $0.10 per share until January 16, 2016. These options vest as follows: 25% on July 16, 2006, 4% on the 7 month and each successive month anniversary to and including the 23 month anniversary and the balance on the 24 month anniversary.

(8) Representing options to purchase shares of our common stock granted on December 30, 2003 that are currently exercisable or exercisable within 60 days. Mr. Keret was granted 1,000,000 options to purchase shares of common stock pursuant to our 2005 Stock Option Plan, exercisable at $0.10 per share until January 16, 2016. These options vest as follows: 25% on July 16, 2006, 4% on the 7 month and each successive month anniversary to and including the 23 month anniversary and the balance on the 24 month anniversary.

(9) Representing options to purchase shares of our common stock granted on December 30, 2003 that are currently exercisable or exercisable within 60 days. Ms. Burger was granted 1,000,000 options to purchase shares of common stock pursuant to our 2005 Stock Option Plan, exercisable at $0.10 per share until January 16, 2016. These options vest as follows: 25% on July 16, 2006, 4% on the 7 month and each successive month anniversary to and including the 23 month anniversary and the balance on the 24 month anniversary.

(10) Includes options to purchase 4,365,408 shares of our common stock and warrants to purchase 2,475,000 shares of our common stock, that are currently exercisable or exercisable within 60 days.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

We are authorized to issue 1,400,000,000 common shares with $0.00001 par value. As at February 13, 2006 we had 63,743,483 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to security holders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of security holders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the Board of Directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf if such persons acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had not reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as otherwise indicated below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to its knowledge, any of its directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Dr. Shai Meretzki is a signatory of the License Agreement with the Weizmann Institute of Science and the Technion-Israel Institute of Technology because he was an inventor of the technology listed in the License Agreement. Dr. Meretzki is our former Chief Executive Officer and an affiliate of our company through his indirect acquisition of shares of our common stock.

The promoters of our company are our directors and officers.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the State of Nevada under the name A.I. Software, Inc. on May 11, 2001 and commencing July 2001, we were engaged in software development. Our initial business plan at the time of our incorporation was premised on the use of artificial intelligence in computer programming technology and in many areas of the computer, Internet, robotics, and games industries. On July 1, 2001 we entered into a software development agreement with Empire Group, a software development firm, to develop for us the software algorithm program for an artificial intelligence software called "Randomix." We were not successful in fully implementing our initial business plan in regards to our Randomix software. As a result, during March and April of 2003, our Board of Directors conducted an in-depth analysis of our business plan and related future prospects for software development companies. To better protect stockholder interests and provide future appreciation, it was decided to concurrently pursue initiatives in the biotech industry as an extension to our business.

On May 5, 2003, we entered into a license agreement with the Weizmann Institute of Science and the Technion-Israel Institute of Technology to acquire an exclusive license for an innovative stem cell expansion technology. This technology, if fully developed and commercialized, will offer novel solutions to make procedures like bone marrow transplants and other methods of cell therapy more accessible to patients suffering from leukemia, lymphoma, myaloma and a broad range of complicated diseases and disorders. Under this license agreement, we agreed to pay $400,000 cash over time and we will pay royalties on our future sales and product or rights distribution transactions. Also, the licensors of the license agreement have an option to assign all of their patent rights in the license agreement to our company in exchange for an aggregate of 5% of all of the issued and outstanding share capital of our company. This option may only be exercised within a 60-day period commencing from the date when we notify the licensors that the market capital of our company has exceeded $25,000,000. The option will expire if it is not exercised within this period.

To enable us to conduct further research and development of the exclusive license for the stem cell expansion technology we acquired from the Weizmann Institute of Science and the Technion-Israel Institute of Technology, on June 10, 2003, 100% of the issued and outstanding shares of a research and development company based in Israel called Pluristem, Ltd. Pluristem, Ltd. was incorporated under the law of Israel on January 22, 2003 and has the facilities and personnel to conduct research and development in the field of stem cell research. As consideration for the shares of Pluristem, Ltd., we paid to the shareholder of Pluristem, Ltd. cash in the amount of $1,000 and provided Pluristem, Ltd. with a line of credit in the amount of $500,000. Accordingly, Pluristem, Ltd. became our wholly-owned subsidiary as of June 10, 2003.

On June 25, 2003, we changed our name from "A.I. Software, Inc." to "Pluristem Life Systems, Inc." The name change was effected with the Nevada Secretary of State on June 25, 2003 and took effect with the OTCBB at the opening of trading on June 30, 2003 under our new stock symbol "PLRS".

Our Current Business

With the acquisition of Pluristem, Ltd., we aim to become a leader in expansion of hematopoietic stem cells outside of the human body. Stem cells are unspecialized cells that can renew themselves for long periods through cell division. Scientists have developed sufficient fundamental understanding to use stem cells for cell therapy and bone marrow transplants for the potential treatment of a broad range of complicated diseases. Cell therapy is the use of living cells in the treatment of medical disorders. Cell therapy is still in its beginning stages of research and development and only a few potential products are already in clinical studies.

We plan to specialize initially in the expansion of hematopoietic stem cells found in umbilical cord blood, using the technology platform we acquired under the license agreement with the Weizmann Institute of Science and the Technion-Israel Institute of Technology. We intend to improve this technology platform and develop it into a functional stem cell expansion system for the treatment of severe blood disorders. The first product targets a critical global shortfall of matched tissue for bone marrow transplantation. We completed initial pre-clinical trials on mice that have insufficient immune systems so as to simulate human blood and immune systems (SCID mice). We intend to test our first product in clinical trials to gain Federal Drug Administration approval.

Brief Introduction on Stem Cell Research and Cell Therapy

Since 1998, when embryonic human stem cells were first isolated, research on stem cells has received much public attention. Stem cells have two important characteristics that distinguish them from other types of cells. First, they are unspecialized cells that renew themselves for long periods through cell division. Second, under certain physiologic or experimental conditions, stem cells can be induced to become cells with special functions, such as the beating cells of the heart muscle or the insulin-producing cells of the pancreas.

Scientists primarily work with two kinds of stem cells from humans: embryonic stem cells and adult stem cells, which have different functions and characteristics. In some adult tissues, such as bone marrow, muscle, and brain, discrete populations of adult stem cells generate replacements for cells that are lost through normal wear and tear, injury, or disease.

Cell therapy is the use of living cells in the treatment of medical disorders. Stem cells, progenitors and differentiated functional cells of various tissues are evolving as potential treatment modality for life threatening diseases and major clinical indications lacking effective cures. Cell therapy is still in its beginning stages of research and development and only a few potential products are already in clinical studies.

Even though we have the capability to work with embryonic stem cells, we have chosen to concentrate our efforts on hematopoietic stem cells. Hematopoietic stem cells can be found in every adult's bone marrow, which is the spongy tissue found in the cavities of our bones. Hematopoietic stem cells are the precursors of the various types of blood cells in the human body. These cells include:

•	White cells that fight infections and inflammations (leukocytes) and form the basis of the immune system (lymphocytes);
•	Red cells that carry oxygen through our bodies (erythrocytes); and
•	Platelets that help blood to clot.

Scientists have developed sufficient understanding to actually use hematopoietic stem cells for therapy, such as through the procedure of bone marrow transplant. Thus, this class of human stem cell holds the promise of being able to repair or replace cells or tissues that are damaged or destroyed by many of our most devastating diseases and disabilities. Furthermore, bone marrow transplants are ultimate treatments in many pathological disorders, including:

•	Malignant blood system diseases, such as leukemia, lymphoma and myaloma,
•	Diseases characterized by the lack of, or defective, production of bone marrow, such as aplastic anemia,
•	Severe combined immune deficiency,
•	Non-hematopoietic malignancies (solid tumors), or bone marrow disorders, following chemotherapy and radiation, and
•	Metabolic diseases or congenital hemoglobinopathies, such as thalessemia.

For stem cell transplants to succeed, the donated stem cells must repopulate and/or engraft the recipient's bone marrow, where they will provide a new source of essential blood and immune system cells. Within the hematopoietic cell system, only a special type of stem cells called pluripotent hematopoietic stem cells have extensive capacities to expand, differentiate and self-renew. Accordingly, pluripotent hematopoietic stem cells are exclusively required for repopulation and engraftment of donated stem cells following transplantation. In spite of the key role of pluripotent hematopoietic stem cells in maintaining the hematopoietic cell system, they appear in extremely low frequency in the bone marrow tissue. The current technology limitation on maintaining or expanding undifferentiated stem cells outside of human body is a major drawback to essential clinical applications of these cells. This current unavailability of technology to expand the number of stem cells outside of human body reflects the need for novel stem cell regulators. However, in spite of all the challenges involved in hematopoietic stem cell transplants, physicians are now trying, sometimes successfully, to assist in hematopoietic and immune system recovery following high-dose chemotherapy and/or radiation therapy treatment for malignant and non-malignant diseases such as leukemia and certain immune and genetic disorders.

We entered into a consulting agreement as of April 1, 2005 with Biological Industries, Ltd., of Kibbutz Bet-HuEmek, MP Oshrat 25015 whereby our company and Biological Industries Ltd. have agreed to globally distribute joint project products in the field of serum-free media specially designed for hematopoietic and mesenchymal stem cells utilizing our PluriXTM Bioreactor system. Biological Industries Ltd. is a privately-held, leading biotechnology manufacturer and provider of a large range of animal cell culture products including sterile, sea, liquid and powdered synthetic media, supplements and novel serum free media products in the filed of cellular biology. Biological Industries Ltd. exports products to thirty countries internationally. Biological Industries Ltd. will pay us a license fee equal to 5% of sales of serum-free media developed in the joint project products for seven years commencing on the date of the first sale.

Brief Introduction on Bone Marrow Transplants

Bone marrow transplantation is a relatively new medical procedure being used to treat diseases once thought incurable. Since its first successful use in 1968, bone marrow transplants have been used to treat patients diagnosed with leukemia, aplastic anemia, lymphomas such as Hodgkin's disease, multiple myeloma, immune deficiency disorders and some solid tumors such as breast and ovarian cancer. The bone marrow transplant procedure generally involves three phases. In the first phase, lasting 5 to 14 days, the bone marrow recipient is prepared for the graft. Immunosuppressive and cytotoxic chemotherapy administered with or without irradiation are used to enable the recipient to accept the graft, to prevent graft rejection, and in cases of acute leukemia, to eliminate residual leukemia.

In the second phase, bone marrow is procured from a compatible donor and intravenously administered to the graft recipient.

The third phase is a period of waiting for the bone marrow to engraft and function normally in the recipient. During the time required for engraftment (approximately 2 to 4 weeks), the graft recipient is vulnerable to infection, bleeding, severe weight loss, rejection of the graft and graft-versus-host disease. Graft-versus-host disease occurs in approximately 50% of bone marrow transplant patients. If the marrow engrafts and the patient survives the immediate post-transplant period (first 3 to 6 weeks), the patient faces another set of complications, including graft-versus-host disease and interstitial pneumonia. Interstitial pneumonia occurs in 60% of bone marrow transplant patients, typically 4 to 6 weeks post transplant. The disease progresses rapidly and is fatal in approximately 50% of the cases. 50%-60% of patients survive where the bone marrow transplant is made during disease remission, and only 10%-25% survive in cases where the bone marrow transplant is done outside of remission. (Source: The Cost Effectiveness of BMT Therapy and Its Policy Implications, School of Public Health, UCLA).

There are several types of bone marrow transplants. They are distinguished according to the source of the stem cells. An autologus bone marrow transplant means the transplant stem cells come from the patient. An allogenic bone marrow transplant means the stem cells come from a donor. A syngeneic bone marrow transplant means the stem cells come from an identical twin.

Research and clinical work in the field of bone marrow transplants is presently limited due to:

•	The average number of active pluripotent hematopoietic stem cells in any given bone marrow is extremely low, less than 0.5% of total mononuclear cells;
•	The difficulties of the human body to accept bone marrow transplants from donors, and the ensuing damaging reactions;
•	The patient is quite prone to infections following radiation and/or chemotherapy treatments, and may have been infected even prior to the transplant;
•	Sorting of healthy cells from cancerous cells has not proven 100% successful;
•	The great complications in storing and enriching these cells in the absence of in vitro differentiation;
•	The absence of a large-scale and sustainable model that enables the testing of the ability of hematopoietic stem cells to renew the hematopoietic cell system; and
•	There are some clinical situations where autologus bone marrow after tumor purging provides insufficient numbers of hematopoietic stem cells for the bone marrow transplant.

Transplantation experts believe that the ideal approach to a successful stem cell transplant is to use a large number of stem cells to maximize the probability of bone marrow repopulation and minimize the time needed for the return of normal numbers of hematopoietic and immune cells in the patient.

One of the major efforts in developing hematopoietic stem cell technologies has been to identify new and better sources for stem cells. The majority of transplantable hematopoietic stem cells in adults currently come primarily from peripheral blood or adult donor bone marrow. Another important and attainable source of transplantable and lasting hematopoietic stem cells is from umbilical cord blood. Such blood is drawn from the umbilical cord after birth, but before the discharge of the placenta, giving way to the following advantages:

•	The standard procedure at birth is that umbilical cord blood is discarded with the placenta. No morbidity is involved, making this option free of ethical controversy;
•	Collection of umbilical cord blood is simple and non-invasive both to the mother and the baby;
•	Use of umbilical cord blood is already approved by the Federal Drug Administration and does not require further clinical testing;

•

The hematopoietic stem cells drawn from umbilical cord blood can differentiate into primary hematopoietic precursors and create hematopoietic clones in cultures better than those hematopoietic stem cells taken from adult bone marrow;

•	Umbilical cord blood has lower levels of contamination with common viral pathogens, such as Cytomegalovirus, and is more tolerant of alloantigens; and
•	Umbilical cord blood hematopoietic stem cells have high tolerance levels, giving way to lower graft-versus-host diseases.

It is important to note that scientists have found no difference in the functionality of hematopoietic stem cells drawn from bone marrow, peripheral blood or umbilical cord blood. However, owing to the small volume of blood collected from umbilical cords (typically less than 100 ml), use of umbilical cord blood has been limited to date to transplants in babies and children weighing less than 45 kg. Moreover, there are no existing hematopoietic stem cell expansion technologies for umbilical cord blood that can increase, to the best of our knowledge, the number of hematopoietic stem cells without causing differentiation of the hematopoietic stem cells. Once the hematopoietic stem cells have differentiated, they cannot be transplanted into the patient. Therefore, the development of a system that will facilitate the proliferation of hematopoietic stem cells in an appropriate culture media or substrate could enable the use of such hematopoietic stem cells drawn from umbilical cord blood for transplanting in adults where insufficient hematopoietic stem cells are available.

In summary, transplants of hematopoietic stem cells derived from umbilical cord blood are a novel alternative to conventional bone marrow transplants and have several unique advantages, in spite of their present quantitative limitations. Umbilical cord blood lends itself to sorting and storing in cord blood banks and transplant clinics, leading to the ability to build data bases of expanded umbilical cord blood for national and worldwide access and use, making search of bone marrow transplant donors easily facilitated and making autologus bone marrow transplants in adults potentially feasible. We believe that the advantages in use of umbilical cord blood hematopoietic stem cells, combined with our platform technology have the potential to change the way bone marrow transplants are conducted in the future.

Our Core Technology – the PluriX™ Bioreactor System

For decades, scientists have attempted to "grow" stem cells outside of human body in culture to increase the number of stem cells for transplantation. The challenge of this undertaking lies in overcoming stem cells' predisposition to differentiate. Adult hematopoietic stem cells tend to produce other cells with limited repopulating properties when grown in culture rather than to replicate and regenerate additional stem cells. Current stem cell expansion techniques are complicated by the diverse mix of differentiated cells generated in stem cell cultures. Existing scientific methods considered in increasing the number of stem cells include culturing the stem cells on two dimensional stromal layers and growing in the presence of cytokines. To the best of our knowledge, none of these existing methods to grow stem cells outside of patients' bodies are able to prevent differentiation of stem cells while promoting their proliferation.

Through the license agreement we entered with the Weizmann Institute of Science and the Technion-Israel Institute of Technology, we acquired an exclusive license for an innovative stem cell expansion technology. This technology, if fully developed and commercialized, will offer novel solutions to expand hematopoietic stem cells taken from umbilical cord blood. We intend to improve this technology and develop it into a functional stem cell expansion system that we can sell or license to other research laboratories, umbilical cord blood banks, or clinics in the future. We have named this system the PluriX™ Bioreactor system.

The PluriX™ Bioreactor system is a system of stromal cell cultures and substrates that create an artificial physiological environment in which hematopoietic stem cells can grow and reproduce outside of the human body. The system mimics the environment which exists in human bones, in which stem cells reproduce in nature. The stem cells are “tricked” into growing and reproducing in the PluriX™ Bioreactor in a similar way they would in living bone, and because the size and scale of the PluriX™ Bioreactor can be much bigger than a human bone, the stem cell growth can be greatly expanded. We expect that the three dimensional PluriX™ Bioreactor system has the potential to bring about the expansion of umbilical cord blood hematopoietic stem cells to proportions that will be enough for transplants in adults, without promoting differentiation.

We are designing and developing the PluriX™ Bioreactor system to perform controlled expansion of hematopoietic stem cells for bone marrow transplants. The general idea is to cause self-renewal of early stage stem cells and prevent them from differentiating through use of the PluriX™ Bioreactor system. The PluriX™ Bioreactor system creates an artificial physiological environment in which hematopoietic stem cells can grow and reproduce. This system is in direct contrast to standard teflon bags or culture flasks, which cannot promote hematopoietic stem cells self-renewal and prevent their differentiation. In the PluriX™ Bioreactor system, hematopoietic stem cells are influenced by contact with the surrounding environment, made up of stromal cell cultures and substrates. Therefore, by keeping the hematopoietic stem cells in the closed environment of the PluriX™ Bioreactor system, the hematopoietic stem cells maintain their original form, which means that they can proliferate without differentiating.

We believe that the PluriX™ Bioreactor system, once fully developed, will enable the production of certain stem cells, such as umbilical cord blood hematopoietic stem cells, for which there might otherwise be insufficient quantities available for transplants in adults. Having access to a sufficient number of hematopoietic stem cells is essential to successful clinical outcomes. This is particularly the case with umbilical cord blood transplants. The limited quantities of available hematopoietic stem cells in umbilical cord blood and difficulties in expanding the starting volumes to therapeutic quantities have restricted the widespread practice of umbilical cord blood transplants. The PluriX™ Bioreactor system is designed to solve this dilemma by providing the capability to easily and cost-effectively expand umbilical cord blood hematopoietic stem cells to higher quantities for therapeutic treatments.

The PluriX™ Bioreactor system is comprised of several components, including (1) a reservoir, (2) gas mixture, (3) a gas filter, (4) an injection point, (5) a Plug Flow Bioreactor, (6) a flow monitor and a flow valve, (7) a separating container, (8) a container for medium exchange, (9) a peristaltic pump, (10) a sampling point, (11) a container for medium exchange and (12) an oxygen monitor. The PluriX™ Bioreactor system is designed to be operated with minimal operator activity by a medical or laboratory technician. Operation of the PluriX™ Bioreactor system is intended to be relatively simple, and therefore, a trained lab technician will be able to operate and monitor between 10 to 20 PluriX™ Bioreactor systems at any one time. In other words, one lab technician will operate 70 to 100 PluriX™ Bioreactor systems per year.

Primary Advantages of PluriX™ Bioreactor System

We believe our core technology, the PluriX™ Bioreactor system, once fully developed, will have the following advantages:

•

Our PluriX™ Bioreactor system can be used to expand umbilical cord blood hematopoietic stem cells for use in adult transplants. This means that healthy autologus umbilical cord blood hematopoietic stem cells can be taken at the time of birth, expanded into mature hematopoietic stem cells and stored by a cell bank in the instance that it may be needed by that specific patient at a later date. This will eliminate the current practice of transplanting cancerous cells back into the patient.

•

Our PluriX™ Bioreactor system can be used for allogenic expansion, i.e. to expand the hematopoietic stem cells from donors other than the patient himself. Allogenic stem cells can also be expanded for use as a transplant source for adults in the instances that enough stem cells are not attainable from a particular donor.

•

Our PluriX™ Bioreactor system can be used for allogenic expansion, i.e. to expand the hematopoietic stem cells from donors other than the patient himself. Allogenic stem cells can also be expanded for use as a transplant source for adults in the instances that enough stem cells are not attainable from a particular.

•

Our PluriX™ Bioreactor system can be used to produce a high number of hematopoietic stem cells, which might result in increased potential for faster, successful engraftment of stem cells in transplant patients.

•

By making the option of expanding hematopoietic stem cells taken from transplant patients themselves available, we believe that costs related to donor searches for bone marrow transplants will be reduced significantly.

Markets for Our Product and Services

There are presently between 40,000 to 50,000 bone marrow transplants performed annually worldwide. Approximately 18,000 of these bone marrow transplants are performed in the United States and approximately 25,000 are performed in Europe. We have not taken steps to determine the number of bone marrow transplants performed elsewhere. Of the 40,000 to 50,000 bone marrow transplants performed, only 5,000 are performed on babies and children. Furthermore, most of these 40,000 to 50,000 bone marrow transplants are allogeneic transplants, requiring patients to locate donors with compatible hematopoietic stem cells. Based on the fact that only one in three patients actually finds a compatible donor, we estimate that the number of potential bone marrow transplants should exceed 150,000 annually. Based on these statistics, we believe that the existing methods of transplanting human bone marrow have not been perfected and are far from reaching an ideal level of success.

Presently, the standard bone marrow transplant procedure costs approximately $100,000 per patient. This translates into approximately $5 billion annually that patients and their medical insurers around the world are spending.

Intellectual Property

Our success will depend in part on our ability, and the ability of our licensors, to obtain patent protection for our technology and processes we acquired under the license agreement with the Weizmann Institute of Science and the Technion-Israel Institute of Technology. Under the license agreement we have exclusive rights to the technology covering a patent application entitled "Method and Apparatus for Maintenance and Expansion of Hematopoietic Stem Cells and/or Progenitor Cells" filed with the World Intellectual Property Organization under the Patent Cooperation Treaty (PCT) patent number PCT/US00/02688. Corresponding patent applications have also been filed in a number of countries including the United States under patent application number 09/890,401. On January 28, 2005, we received notice from the U.S. Patent and Trademark Office that it has allowed the U.S. patent application number 09/890,401, but changing the title of the patent from “Method and Apparatus for Maintenance and Expansion of Hemopoietic Stem Cells and/or Progenitor Cells” to “Method of Producing Undifferentiated Hemopoietic Stem Cells Using a Stationary Phase Plug-Flow Bioreactor.” This patent – No 6,911,201, allowance provides coverage to our concept of creating a three-dimensional bone-like environment that supports stem cell expansion without differentiation. Our other issued patent presents claims to: (i) certain apparatus for cell culturing, including a bioreactor suitable for culturing human hematopoietic stem cells or hematopoietic progenitors cells; (ii) three dimensional stromal cells based bioreactor.

The patent was issued in South Africa in October, 2002, and is due to expire in approximately 2020. Patents were approved in Australia and New Zealand in July 2003 and are due to expire in approximately 2020. In addition, we and our exclusive licensors plan to file applications for patents in the United States and equivalent applications in certain other countries claiming other aspects of our technology and processes.

The validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. No assurance can be given that any patents based on pending patent applications or any future patent applications by us, or our licensors, will be issued, that the scope of any patent protection will exclude competitors or provide competitive advantages to us, that any of the patents that have been or may be issued to us or our licensors will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held or licensed by us. Furthermore, there can be no assurance that others have not developed or will not develop similar products, duplicate any of our technology or design around any patents that have been or may be issued to us or our licensors. Since patent applications in the United States are maintained in secrecy until patents issue, we also can not be certain that others did not first file applications for inventions covered by our, and our licensors' pending patent applications, nor can we be certain that we will not infringe any patents that may be issued to others on such applications.

We rely on the license granted by Weizmann Institute of Science and Technion-Israel Institute of Technology and

others for the patent rights related to our core technology, the PluriX™ Bioreactor system. If we breach the license agreement or otherwise fail to comply with the license agreement, or if the license agreement expires or is otherwise terminated, we may lose our rights in such patents, which would have a material adverse affect on our business, financial condition and results of operations.

We also rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. It has not been, but is now our intended policy to require our employees, consultants, contractors, manufacturers, outside scientific collaborators and sponsored researchers, board of directors, technical review board and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements will provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. We also will commence to require signed confidentiality or material transfer agreements from any company that is to receive our confidential information. In the case of employees, consultants and contractors, the agreements will generally provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of Pluristem, Ltd. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

Our success will also depend in part on our ability to commercialize our technology without infringing the proprietary rights of others. We have not conducted freedom of use patent searches and no assurance can be given that patents do not exist or could not be filed which would have an adverse affect on our ability to market our technology or maintain our competitive position with respect to our technology. If our technology components, devices, designs, products, processes or other subject matter are claimed under other existing United States or foreign patents or are otherwise protected by third party proprietary rights, we may be subject to infringement actions. In such event, we may challenge the validity of such patents or other proprietary rights or we may be required to obtain licenses from such companies in order to develop, manufacture or market our technology. There can be no assurances that we would be able to obtain such licenses or that such licenses, if available, could be obtained on commercially reasonable terms. Furthermore, the failure to either develop a commercially viable alternative or obtain such licenses could result in delays in marketing our proposed technology or the inability to proceed with the development, manufacture or sale of products requiring such licenses, which could have a material adverse affect on our business, financial condition and results of operations. If we are required to defend ourselves against charges of patent infringement or to protect our proprietary rights against third parties, substantial costs will be incurred regardless of whether we are successful. Such proceedings are typically protracted with no certainty of success. An adverse outcome could subject us to significant liabilities to third parties and force us to curtail or cease our development and commercialization of our technology.

Research and Development

Foundational Research

For the last five years, our former Chief Executive Officer, Dr. Shai Meretzki, has made the initial strides in the development of our core technology, the PluriX™ Bioreactor system. Research was performed by Dr. Meretzki and his team in the laboratory of Dr. Shosh Merchav at the Technion - Israel Institute of Technology's Rappaport Faculty of Medicine. Dr. Meretzki also worked in close collaboration with Professor Dov Zipori and Dr. Avinoam Kadouri, both from the Weizmann Institute of Science. Professor Zipori specializes in cultures and stromal cells and Dr. Kadouri specializes in the planning and creation of bioreactors. Special carriers were used in our research and development process. In addition, this foundational research was conducted in joint cooperation with the laboratory of SCID-NOD mice at the Weizmann Institute of Science and with Plumacher Laboratories in Rotterdam. To this end, Plumacher Laboratories allocated a research physician to the project for over two years. The technology resulting from this research is the subject of our license agreement (see “Intellectual Property”).

Ongoing Research and Development Plan

For the next three to four years, we intend to continue developing our stem cell expansion technology based on the PluriX™ Bioreactor system, which will consist of four broad stages:

3D Stroma Culture Optimization – During this stage, we are collecting stroma cells from donor bone marrow and adipose tissues and growing them within the PluriX™ 3-D culture. We intend to focus on optimizing the capacity of the PluriX™ system to support the growth and long-term maintenance of our high-density three dimensional stromal cells cultures.

Stem-cells/Stromal cells Co-Culture Development & Optimization - At this stage we intend to focus on the establishment of the PluriX™ Bioreactors containing high-density cell and pluripotent hematopoietic stem cells co-cultures; maintenance of common cells on high-density cell-coated carriers and testing of expanded stem cells outside a host body using mice without immune systems repopulating cells assay.

Regulatory Approval - We intend to prepare and file with the Food and Drug Administration and other relevant health authorities an Investigational New Drug or an Investigational Device Exemption application to initiate human clinical trials designed to demonstrate the safety, efficacy and clinical benefits of selectively expanded stem cell populations from umbilical cord blood. All research and development activities will be carried out under the advice of a Food and Drug Administration advisor.

Employees

We presently have 15 employees in research and development and 4 employees in management through our wholly owned subsidiary, Pluristem, Ltd.

Competition

The biotechnology and medical device industries are characterized by rapidly evolving technology and intense competition. Our competitors include major pharmaceutical, medical device, medical products, chemical and specialized biotechnology companies, many of which have financial, technical and marketing resources significantly greater than ours. In addition, many biotechnology companies have formed collaborations with large, established companies to support research, development and commercialization of products that may be competitive with ours. Academic institutions, governmental agencies and other public and private research organizations are also conducting research activities and seeking patent protection and may commercialize products on their own or through joint ventures. We are aware of certain other products manufactured or under development by competitors that are used for the prevention or treatment of certain diseases and health conditions that we have targeted for product development. There can be no assurance that developments by others will not render our technology obsolete or noncompetitive, that we will be able to keep pace with new technological developments or that our technology will be able to supplant established products and methodologies in the therapeutic areas that are targeted by us. The foregoing factors could have a material adverse affect on our business, financial condition and results of operations.

Our competition will be determined in part by the potential indications for which our technology is developed and ultimately approved by regulatory authorities. In addition, the first product to reach the market in a therapeutic or preventive area is often at a significant competitive advantage relative to later entrants to the market. Accordingly, the relative speed with which we, or our potential corporate partners, can develop products, complete the clinical trials and approval processes and supply commercial quantities of the products to the market are expected to be important competitive factors. Our competitive position will also depend on our ability to attract and retain qualified scientific and other personnel, develop effective proprietary products, develop and implement production and marketing plans, obtain and maintain patent protection and secure adequate capital resources. We expect our technology, if approved for sale, to compete primarily on the basis of product efficacy, safety, patient convenience, reliability, value and patent position.

We believe we compete with the following larger and more established specialized biotechnology companies that are developing devices and products to be used for the prevention or treatment of certain diseases and health conditions that we have targeted for product development: Aastrom Biosciences, Inc., ViaCell Inc., Gamida-Cell

Ltd., Advanced Cell Technology, Inc., BioTransplant Inc., and CellGenix. However, to the best of our knowledge none of these companies have developed a platform that can support expansion of hematopoietic stem cells without promoting their differentiation in cytokines free conditions.

Government Regulations and Supervision

Once fully developed, we intend to market our technology, the PluriX™ Bioreactor system, to research laboratories, clinics and umbilical blood banks primarily in the United States and in Europe. Accordingly, we believe our research and development activities and the manufacturing and marketing of our technology are subject to the laws and regulations of governmental authorities in the United States and other countries in which our technology will be marketed. Specifically, in the United States, the Food and Drug Administration, among other agencies, regulates new product approvals to establish safety and efficacy of these products. Governments in other countries have similar requirements for testing and marketing.

Regulatory Process in the United States

Regulatory approval of new medical devices and biological products is a lengthy procedure leading from development of a new product through pre-clinical and clinical testing. This process takes a number of years and requires the expenditure of significant resources. There can be no assurance that our technology will ultimately receive regulatory approval.

We may develop our PluriX™ Bioreactor system into a GMP-compliant cell culture system for production of human cells outside of the human body to be sold for therapeutic applications. “GMP” is a standard set for laboratories by the World Health Organization and other health regulatory authorities. Therefore, to a certain degree, the manner in which the Food and Drug Administration will regulate our PluriX™ Bioreactor system is uncertain. While normally there is extreme caution in allowing matter to be transplanted into the human body, the severity of the diseases our applications will treat may result in certain leniency from the Food and Drug Administration for terminally ill patients (see “Product Approval”).

We understand that the Food and Drug Administration is still in the process of developing its requirements with respect to somatic cell therapy and gene cell therapy products and has issued draft documents concerning the regulation of cellular and tissue-based products. If the Food and Drug Administration adopts the regulatory approach set forth in the draft document, the Food and Drug Administration will require regulatory approval for certain human cellular or tissue based products, including cells produced in the PluriX™ Bioreactor system, through a biologic license application.

In addition, the output of expanded human stem cells from our PluriX™ Bioreactor system is potentially subject to regulation as medical products under the Federal Food, Drug and Cosmetic Act, and as biological products under the Public Health Service Act. Different regulatory requirements may apply to our technology depending on how they are categorized by the Food and Drug Administration under these laws.

Furthermore, the Food and Drug Administration has published regulations which require registration of certain facilities, which may include our future clinics, and is in the process of publishing regulations for the manufacture or manipulation of human cellular or tissue based products which may impact our future clinics.

Regardless of how our technology is regulated, the Federal Food, Drug, and Cosmetic Act and other Federal statutes and regulations govern or influence the research, testing, manufacture, safety, labeling, storage, record-keeping, approval, distribution, use, reporting, advertising and promotion of our future products. Noncompliance with applicable requirements can result in civil penalties, recall, injunction or seizure of products, refusal of the government to approve or clear product approval applications or to allow us to enter into government supply contracts, withdrawal of previously approved applications and criminal prosecution.

Product Approval

We are currently only in the developmental stage of our technology, PluriX™ Bioreactor system and have not begun the process of seeking regulatory approval from the Food and Drug Administration. Once our PluriX™ Bioreactor system is fully developed, we intend to consult with a Food and Drug Administration advisor to assist us in determining our path in the process toward gaining regulatory approval from the Food and Drug Administration. Obtaining regulatory approval of new medical devices and biological products from the Food and Drug Administration is a lengthy procedure leading from development of a new product through pre-clinical and clinical testing. This process takes a number of years and requires the expenditure of significant resources. There can be no assurance that our technology will ultimately receive regulatory approval. We summarize below our understanding of the regulatory approval requirements that may be applicable to us if we begin the process of seeking an approval from the Food and Drug Administration.

Generally, in order to obtain an approval from the Food and Drug Administration of a new medical product, an applicant must submit proof of safety and efficacy. In some cases, such proof entails extensive pre-clinical and clinical laboratory tests. The testing, preparation of necessary applications and processing of those applications by the Food and Drug Administration is expensive and may take several years to complete. There can be no assurance that the Food and Drug Administration will act favorably or in a timely manner in reviewing submitted applications, and an applicant may encounter significant difficulties or costs in its efforts to obtain Food and Drug Administration approvals, in turn, which could delay or preclude the applicant from marketing any products it may develop. The Food and Drug Administration may also require post-marketing testing and surveillance of approved products, or place other conditions on the approvals. These requirements could cause it to be more difficult or expensive to sell the products, and could therefore restrict the commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. For patented technologies, delays imposed by the governmental approval process may materially reduce the period during which an applicant will have the exclusive right to exploit such technologies.

If human clinical trials of a proposed medical product are required, the manufacturer or distributor of the product will have to file an Investigational Device Exemption or Investigational New Drug submission with the Food and Drug Administration prior to commencing human clinical trials. The submission must be supported by data, typically including the results of pre-clinical and laboratory testing. Following submission of the Investigational Device Exemption or Investigational New Drug, the Food and Drug Administration has 30 days to review the application and raise safety and other clinical trial issues. If an applicant is not notified of objections within that period, clinical trials may be initiated, and human clinical trials may commence at a specified number of investigational sites with the number of patients approved by the Food and Drug Administration.

The Food and Drug Administration categorizes medical devices into three regulatory classifications subject to varying degrees of regulatory control. In general, Class I devices require compliance with labeling and record keeping regulations, Quality System Regulation, 510(k) pre-market notification, and are subject to other general controls. Class II devices may be subject to additional regulatory controls, including performance standards and other special controls, such as post-market surveillance. Class III devices, which are either invasive or life-sustaining products, or new products never before marketed (for example, non-"substantially equivalent" devices), require clinical testing to demonstrate safety and effectiveness and the approval of the Food and Drug Administration prior to marketing and distribution.

Because the technology represented by our PluriX™ Bioreactor system has never before been marketed, we believe that our PluriX™ Bioreactor system, if successfully developed, will be classified as Class III medical devices and be subject to the requirements of clinical testing to demonstrate safety and effectiveness and the approval of the Food and Drug Administration prior to marketing and distribution.

In addition, we, and any contract manufacturer, may be required to be registered as a medical device manufacturer with the Food and Drug Administration. These manufacturers will be inspected on a routine basis by the Food and Drug Administration for compliance with the Food and Drug Administration's Quality System Regulations. The regulations of the Food and Drug Administration would require that we, and any contract manufacturer, design, manufacture and service products and maintain documents in a prescribed manner with respect to manufacturing, testing, distribution, storage, design control and service activities. The Medical Device Reporting regulation requires that we provide information to the Food and Drug Administration on deaths or serious injuries alleged to be associated with the use of our devices, as well as product malfunctions that are likely to cause or contribute to death or serious injury if the malfunction were to recur. In addition, the Food and Drug Administration prohibits a company from promoting an approved device for unapproved applications and reviews company labeling for accuracy.

Also, if we are able to successfully develop our PluriX™ Bioreactor system, we believe that the stem cells produced in the PluriX™ Bioreactor system may be regulated by the Food and Drug Administration as a licensed biologic, although there can be no assurance that the Food and Drug Administration will not choose to regulate these stem cells in a different manner. The Food and Drug Administration categorizes human cell or tissue based products as either minimally manipulated or more than minimally manipulated, and has proposed that more than minimally manipulated products be regulated through a "tiered approach intended to regulate human cellular and tissue based products only to the extent necessary to protect public health." For products which may be regulated as biologics, the Food and Drug Administration requires: (i) preclinical laboratory and animal testing; (ii) submission to the Food and Drug Administration of an Investigational Device Exemption or Investigational Device Exemption New Drug application which must be effective prior to the initiation of human clinical studies; (iii) adequate and well-controlled clinical trials to establish the safety and efficacy of the product for its intended use; (iv) submission to the Food and Drug Administration of a biologic license application; and (v) review and approval of the biologic license application as well as inspections of the manufacturing facility by the Food and Drug Administration prior to commercial marketing of the product.

Generally, pre-clinical testing covers laboratory evaluation of product chemistry and formulation as well as animal studies to assess the safety and efficacy of the product. The results of these tests are submitted to the Food and Drug Administration as part of the Investigational Device Exemption. Following the submission of an Investigational Device Exemption, the Food and Drug Administration has 30 days to review the application and raise safety and other clinical trial issues. If an applicant is not notified of objections within that period, clinical trials may be initiated. Clinical trials are typically conducted in three sequential phases. Phase I represents the initial administration of the drug or biologic to a small group of humans, either healthy volunteers or patients, to test for safety and other relevant factors. Phase II involves studies in a small number of patients to assess the efficacy of the product, to ascertain dose tolerance and the optimal dose range and to gather additional data relating to safety and potential adverse affects. Once an investigational drug is found to have some efficacy and an acceptable safety profile in the targeted patient population, multi-center Phase III studies are initiated to establish safety and efficacy in an expanded patient population and multiple clinical study sites. The Food and Drug Administration reviews both the clinical plans and the results of the trials and may request an applicant to discontinue the trials at any time if there are significant safety issues.

The results of the pre-clinical tests and clinical trials are submitted to the Food and Drug Administration in the form of a biologic license application for marketing approval. The testing and approval process is likely to require substantial time and effort and there can be no assurance that any approval will be granted on a timely basis, if at all. Additional animal studies or clinical trials may be requested during the Food and Drug Administration review period that may delay marketing approval. After the Food and Drug Administration approval for the initial indications, further clinical trials may be necessary to gain approval for the use of the product for additional indications. The Food and Drug Administration requires that adverse affects be reported to the Food and Drug Administration and may also require post-marketing testing to monitor for adverse affects, which can involve significant expense.

Under current requirements, facilities manufacturing biological products must also be licensed. To accomplish this, a biologic license application must be filed with the Food and Drug Administration. The biologic license application describes the facilities, equipment and personnel involved in the manufacturing process. An establishment license is granted on the basis of inspections of the applicant's facilities in which the primary focus is on compliance with regulations and procedures and the ability to consistently manufacture the product in the facility in accordance with the Investigational Device Exemption. If the Food and Drug Administration finds the inspection unsatisfactory, it may decline to approve the biologic license application, resulting in a delay in production of products.

As part of the approval process for human biological products, each manufacturing facility must be registered and inspected by the Food and Drug Administration prior to marketing approval. In addition, state agency inspections and approvals may also be required for a biological product to be shipped out of state.

Regulatory Process in Europe

If we successfully develop our PluriX™ bioreactor system and seek regulatory approval in Europe, we believe our PluriX™ Bioreactor system may be regulated in Europe as a Class I Sterile, Class IIb or Class III medical device, under the authority of the Medical Device Directives being implemented by European Union member countries. These classifications apply to medical laboratory equipment and supplies including, among other products, many devices that are used for the collection and processing of blood for patient therapy.

The Medical Device Directives regulations vest the authority to permit affixing of the CE Mark with various notified bodies. These are private and state organizations which operate under license from the member states of the European Union to certify that appropriate quality assurance standards and compliance procedures are followed by developers and manufacturers of medical device products or, alternatively, that a manufactured medical product meets a more limited set of requirements. Notified bodies are also given the responsibility for determination of the appropriate standards to apply to a medical product. Receipt of permission to affix the CE Mark enables a company to sell a medical device in all European Union member countries. Other registration requirements may also need to be satisfied in certain countries. We have not received permission from a notified body to affix the CE Mark to our PluriX™ Bioreactor system.

PLAN OF OPERATION

Overview

You should read the following discussion of our financial condition and results of operations together with the unaudited financial statements and the notes to unaudited financial statements included elsewhere in this filing prepared in accordance with accounting principles generally accepted in the United States. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements.

From our inception on May 11, 2001 to April, 2003, we had been engaged in software development, premised on the use of artificial intelligence in computer programming technology and in many areas of the computer, Internet, robotics, and games industries, and as well, a software application to assist in finding domain names. In May 2003, our board of directors conducted an in-depth analysis of our business plan and related future prospects for software development companies. To better protect stockholder interests and provide future appreciation, it was decided to concurrently pursue initiatives in the biotech industry as an extension to our existing business. On May 5, 2003, we entered into a license agreement with Weizmann Institute to Science and the Technion-Israel Institution of Technology to acquire an exclusive license for a stem cell expansion technology. To better develop this exclusively licensed technology, we purchased 100% of the issued and outstanding shares of Pluristem, Ltd. on June 10, 2003. Pluristem, Ltd. is a research and development company based in Israel. As of July 1, 2003, we have suspended our efforts to further develop artificial intelligence in computer programming and other software applications.

Plan of Operations

Our primary objective over the next twelve months will be to further develop the expanded hematopoietic stem cell product and process. We will perform the development of the production process performed in the PluriX™ Bioreactor. Methods for the preparation of the cord blood seed, its freezing and thawing, development of the stromal cells and establishment of a master cell bank and working cell bank will be developed first. Following bioprocess development, fill and finish and development of analytical methods will be performed. In parallel, we will set up a quality assurance plan and implement it. A documentation center and compliance procedures will be established. In parallel, we will execute pre-clinical studies to demonstrate the expanded hematopoietic stem cell product activity in repopulating mice bone marrow. Regulatory activities will start by crystallizing the regulatory strategy, preparing a pre-filing document and perform a pre-filing meeting with the Food and Drug Administration.

Concurrently, we will initiate contact with research centers and cord blood banks to establish cooperative relations for future business development.

We will continue our cooperation with the Technion Institute of Technology in Israel regarding the Magneton grant received from the Israeli government. Within this grant we, together with the Technion researchers will further develop the PluriXTM Bioreactor using biodegradable scaffold structure which imitates the human bone.

We intend to consult with Food and Drug Administration consultants to assist us in determining the process toward gaining Food and Drug Administration regulatory approval.

We have not generated any revenues and our operating activities have used cash resources of over $391,639 for the three month period ended December 31, 2005. This negative cash flow is attributable to our operation expenses, including but not limited to, research and development expense and the payment of our audit fees and legal fees. We anticipate that our operating expenses will increase as we intend to conduct detailed development of our first product - expanded hematopoietic stem cell product, animal pre-clinical trials and experiments and clinical trials and work towards its completion. We estimate our expenses in the next twelve months will be approximately $2,500,000, generally falling in two major categories: research and development costs and general and administrative expenses.

Research and Development Costs

For the next twelve months, we estimate that our research and development costs will be approximately $1,500,000. We intend to spend our research and development costs on optimizing the 3-D bioreactor operations, developing the expanded hematopoietic stem cell product, implanting stem cells from cord blood into the stromal cell cultures of PluriX™ Bioreactors for expansion and on conducting studies on mice to examine stem cell development and expansion.

General and Administrative Expenses

For the next twelve months, we estimate that our general and administrative expenses will be approximately $1,000,000. These expenses will include office and miscellaneous charges, which consist primarily of charges incurred for purchase of office supplies and other administrative expenses. These expenses will also include professional fees, which consist primarily of accounting and auditing fees for the year-end audit and legal fees for securities advice, directors liability insurance and cost of fundraising.

We do not expect to generate any revenues in the next twelve months. Our products will not be ready for sale for up to five years.

In our management's opinion, we need to achieve the following events or milestones in the next twelve months in order for us to begin generating revenues as planned within five years:

•	Raise equity or debt financing or a combination of equity and debt financing of at least $6,000,000.
•

Optimize 3-D PluriXTM Bioreactor operations – Using the 3-D environment of the PluriXTM, a dense population of stromal supporting cells (cells) has been reached to provide the basis for stem cell in vitro expansion without differentiation. Optimization of the bioreactor system is a continuous process to enable the stem cells self-renew while remaining in their original state.

•	Development of expanded hematopoietic stem cell product process and analytical methods.
•

Studies to analyze the hematopeoietic stem cell to reconstitute the hematopoietic system within animal model. Trials will be conducted using SCID mice which are mice with insufficient immune systems that can be used to simulate human blood and immune systems. Using this model, the human hematopoietic stem cell may develop and differentiate Pluristem's in vitro expansion process to be analyzed in vivo.

•	Crystallize the regulatory and medical strategy prior to meeting with the Food and Drug Administration.
•	Establish relations with research centres and cord blood banks.

Liquidity and Capital Resources

During the three month period ended December 31, 2005, we incurred a net loss of $486,017, as compared to a net loss of $2,098,108 in the year ended June 30, 2005. This resulted from moving forward with our research and development plan. We obtained funds to carry on our business from private placements we conducted in October of 2004 and January of 2005, which raised gross proceeds of approximately $3,250,000 through the issuance of 32,500,000 units comprising one common share and one common share purchase warrants. As at December 31, 2005 we had cash of $1,018,484, which will be sufficient to fund our operations for approximately 4 months.

While we expect that we have sufficient funds to operate until early spring of 2006, we will have to raise additional funds from the market before we have any cash flow from operations. The approval process for our products in the United States and other jurisdictions is protracted and we believe will take several years. In addition, any acquisitions that we may plan or product development that is beyond the scope of what is described in our Plan of Operations will require additional capital, which must be raised through the issuance of our securities.

Research and Development

Since June 10, 2003, the date we acquired Pluristem, Ltd., we set up and began research activities in our clean rooms and laboratory. We built bioreactors to conduct research and development in a 3-D environment and seeded stromal cells into the bioreactors to produce the stromal cell culture where the stem cells will be implanted. Throughout this period and into 2006, we will continue with the research and development activities referenced above.

Purchase or Sale of Equipment

With the acquisition of Pluristem Ltd., we obtained much of the specialized laboratory equipment that we need to conduct our research. This equipment included incubators, freezers, computers, hot plates, generators, microscopes, and other equipment. We expect that we now own most of the laboratory equipment that we will need to conduct our planned research and development for the next twelve months.

Going Concern

Due to our being a development stage company and not having generated revenues, in the consolidated financial statements for the year ended June 30, 2005, we included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Recently Issued Accounting Standards

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154 ("FAS 154"), "Accounting Changes and Error Corrections" – a replacement of APB No. 20, "Accounting Changes" and FAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. APB Opinion 20 previously required that most voluntary changes in accounting principle to be recognized by including in the net income of the period of the change the cumulative effect of changing to the new accounting principle. FAS 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We estimate that the adoption of FAS 154 will not have a significant impact on our results of operations, financial condition and liquidity.

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004) "Share-Based Payment" ("123(R)"), which in revision of FASB Statement No. 123, "Accounting For Stock-Based Compensation". Statement 123(R) supersedes APB Opinion No. 25, "Accounting For Stock Issued To Employees", and amends FASB Statements No. 95, "Statement of Cash Flows". Generally the approach in FASB Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grant of employees stock options, to be recognized in the income statements based on their fair value. Pro-forma disclosure is no longer an alternative. Statement 123(R) must be adopted no later than the period beginning after June 15, 2006. Early adoption will be permitted in periods in which financial statements have not yet been issued.

Statement 123(R) permits public companies to adopt its requirements using one of two methods:

•

A "Modified Prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of Statement 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of Statement 123(R) that remains unvested on the effective date.

•

A "Modified Retrospective" method which includes the requirements of the modified prospective method described above but also permits entities to restate, based on the amounts previously recognized under Statement 123 for purpose of pro-forma disclosure, all periods presented.

We plan to adopt Statement 123(R) using the modified prospective method.

We are unable to estimate the future impact that Statement 123(R) will have on our financial position, results of operations or cash flows due to unknown events, such as the type and number of share-based payments that will be granted, their terms, and their vesting periods.

In March 2005, the SEC released SEC Staff Accounting Bulletin No. 107, "Share-Based Payment" ("SAB 107"). SAB-107 provides the SEC staff's position regarding the application of Statement 123(R), which contains interpretive guidance related to the interaction between Statement 123R and certain SEC rules and regulations, and also provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SAB 107 highlights the importance of disclosures made related to the accounting for share-based payment transactions.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Acquisition of technology rights

In the acquisition of stem cell expansion technology rights through the license agreement, we considered whether these rights meet the criteria of an asset or should be expensed. As a result of the negative cash flows that have occurred and are expected to continue in the foreseeable future, the PluriX™ Bioreactor system and license agreement technology assets which we acquired in the 2003 fiscal year were written off during the 2004 fiscal year.

Going Concern

Our annual financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of operations. The financial statements have been prepared assuming we will continue as a going concern. However, certain conditions exist which raise doubt about our ability to continue as a going concern. We have suffered recurring losses from operations and have accumulated losses of approximately $5,510,522 since inception through the three month period ended December 31, 2005.

Off Balance Sheet Arrangements

Our company has no off balance sheet arrangements that are not disclosed in our Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission on September 23, 2005.

DESCRIPTION OF PROPERTY

Our principal offices are located at MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905. Our telephone number is 011-972-4-850-1080. We lease our office space from MATAM Advanced Technology Park on a month to month basis and our monthly rental is approximately $6,700. During the fiscal year ending June 30, 2005, we paid $84,573 for rent and $41,821 for the six months ending December 31. 2005.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

On December 19, 2002, our common stock received approval for quotation on the National Association of Securities Dealers Inc.'s Over-the-Counter Bulletin Board under the name "A.I. Software, Inc." and under the symbol "AISF". On April 8, 2003, we effected a fourteen (14) for one (1) forward stock split. Accordingly, our symbol was changed to "ASOW". On June 30, 2003, we effected a name change to "Pluristem Life Systems, Inc." and our symbol was changed to "PLRS". The following table reflects the high and low bid information for our common stock obtained from Yahoo! Finance and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board
Quarter Ended(1)	High(2)	Low(2)
December 31, 2005	$0.20	$0.08
September 30, 2005	$0.25	$0.11
June 30, 2005	$0.29	$0.17
March 31, 2005	$0.37	$0.22
December 31, 2004	$0.32	$0.20
September 30, 2004	$0.40	$0.16
June 30, 2004	$0.75	$0.34
March 31, 2004	$1.12	$0.59
December 31, 2003	$1.24	$0.55

(1) Our common stock received approval for quotation on December 19, 2002. The first trade occurred January 21, 2003.

(2) On April 8, 2003, we effected a 14 for 1 forward split of our common stock, as a result all stock prices have been adjusted on a post-split basis.

On February 10, 2006, the closing price for the common stock as reported by the quotation service operated by the OTC Bulletin Board was $0.09.

As of February 13, 2006, there were 83 holders of record of our common stock. As of such date, 63,743,483 common shares were issued and outstanding.

Our common shares are issued in registered form. The Nevada Agency and Trust Company, Suite 880, Bank of America Plaza, 50 West Liberty Street, Reno, Nevada 89501 (Telephone: 775.322.0626; Facsimile: 775.322.5623) is the registrar and transfer agent for our common shares.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our common stock are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common shares other than as described below, we intend to retain future earnings, if any, for use in our operations and the expansion of our business.

EXECUTIVE COMPENSATION

The following table summarizes, to the end of fiscal year ended June 30, 2005, the compensation of Shai Meretzki, who has served as our Chief Executive Officer from October 17, 2004 to September 26, 2005, Dr. Ze’evi Mendi, who served as our Chief Executive Officer from June 10, 2004 to October 17, 2004, Dr. Irit Arbel, who served as our Chief Executive Officer and a director from May 30, 2003 to June 10, 2004, and Mr. Harvey M.J. Lawson, who served as our Chief Executive Officer from May 11, 2001 to May 30, 2003 and as a director from May 11, 2001 to February 11, 2004. No other officers or directors received annual compensation in excess of $100,000 during the most recently completed fiscal year and are considered to be named executive officers for the purposes of our executive compensation disclosure on this annual report.

SUMMARY COMPENSATION TABLE
Annual Compensation	Long Term Compensation
	Awards	Payouts

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Other Annual Compen- sation (US$)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts (US$)	All Other Compen- sation
Shai Meretzki Chief Executive Officer	2005 2004 2003	163,869 105,000 18,500	Nil Nil Nil	Nil Nil Nil	2,851,170 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Ze’evi Mendi Chief Executive Officer	2005 2004 2003	47,236 Nil Nil	Nil Nil Nil	10,000(1) Nil NIl	70,495(1) Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Dr. Irit Arbel Former Chief Executive Officer and Director	2005 2004 2003	N/A 108,000 Nil	N/A Nil Nil	N/A Nil 20,000	N/A 563,962 Nil	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil
Harvey Lawson Former Chief Executive Officer & Director	2005 2004 2003	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A 56,396 N/A	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil

(1)            Dr. Mendi was issued 50,000 common shares upon his termination as a director at a deemed price of $0.20 per share for his services as our Chief Executive Officer and 70,495 options to purchase shares of our common stock, exercisable at a price of $0.30 per share until February 15, 2008, for his services as a director of our company.

OPTION GRANTS IN THE LAST FISCAL YEAR

During the fiscal year ended June 30, 2005, there were no stock options granted to our named executive officers.

AGGREGATED OPTION/EXERCISES IN LAST FISCAL YEAR AND 2004 FISCAL YEAR END OPTION/VALUES

During the fiscal year ended June 30, 2005, no stock options were exercised by our named executive officers.

REPRICING OF OPTIONS/SARS

During the year ended June 30, 2005 our board of directors resolved to reduce the exercise price of the outstanding stock options granted to the directors, employees and consultants of our company under our 2003 Stock Option Plan to $0.30 per share and subsequently to $0.12 per share.

LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

We have no long-term incentive plans, other than the Stock Option Plan described below.

STOCK OPTION PLAN

On November 25, 2003, we adopted our 2003 Stock Option Plan, under which options to purchase up to 4,100,000 shares of our common stock can be granted to our directors, officers, employees and consultants. We granted a total of 3,645,780 options on December 30, 2003 with various exercise prices and expiration dates, to directors, officers, employees and consultants. On June 10, 2004 the former chief executive officer left our company and 156,734 of her options expired and were returned to the option pool. As at June 30, 2004, there were 610,954 unallocated options remaining under the 2003 Stock Option Plan. On July 6, 2004 we granted 451,170 options to the company's new chief financial officer. On February 15, 2005 we granted 70,495 options to Mendi Ze'evi, our former director and chief executive officer, exercisable at a price of $0.30 per share until February 15, 2008. During the last quarter of 2004, 15,415 options expired and were returned to the option pool. During the year ended June 30, 2005, several of our employees left our company and 1,735,734 options expired and were returned to the option pool. On January 17, 2006 we granted 239,683 to two of our directors, exercisable at a price of $0.12 per share until May 1, 2013. On February 13, 2006, there were 1,671,250 of our common stock still available for future grant under the 2003 Stock Option Plan.

On November 21, 2005, we adopted our 2005 Stock Option Plan, under which options to purchase up to 15,000,000 shares of our common stock can be granted to our directors, officers, employees and consultants. We granted a total of 12,140,000 options on January 17, 2006 at an exercise price of $0.10, expiring January 16, 2016, to directors, officers employees and consultants. On February 13, 2006, there were 2,860,000 of our common stock still available for future grant under the 2005 Stock Option Plan.

On July 22, 2004 we granted 500,000 options exercisable at a price of $0.40 per share until July 22, 2014 outside of our stock option plan. These options and an additional 500,000 options included in the 2003 Stock Option Plan expired, unexercised, on March 30, 2005.

COMPENSATION OF DIRECTORS

We reimburse our directors for expenses incurred in connection with attending board meetings and on April 15, 2004, we approved of the following compensation for directors: annual compensation of $8,400 plus applicable taxes; meeting participation fees of $750 plus taxes; and for meeting participation by telephone, 50% of the regular meeting compensation. During the fiscal year ended June 30, 2005 we paid a total of $57,445 to directors as compensation.

Other than as described in the paragraph above, we have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board. The board may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Other than indicated in this annual report, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during the fiscal year ended June 30, 2005.

We did not grant any stock options to directors of our company during the year ended June 30, 2005.

EXECUTIVE EMPLOYMENT AGREEMENTS

There are no written employment or consulting agreements between our company and any of our directors and executive officers, except for the following:

(a)	an agreement with Yossi Keret dated May 29, 2004, under which Mr. Keret is paid 33,000 New Israeli Shekels per month (US$7,290 at a conversion rate of 4.52645 NIS to the $US);
(b)

a consulting agreement dated September 26, 2005 with Zami Aberman, under which Mr. Aberman is paid an equivalent of US$13,000 per month in New Israeli Shekels at the then current exchange rate plus Value Added Tax; and

(c)

a consulting agreement dated November 24, 2005 with Meretzki Consulting Ltd., a company incorporated under the laws of the state of Israel and wholly owned by Dr. Shai Meretzki, under which Meretzki Consulting Ltd. is paid a monthly retainer of 60,000 New Israeli Shekels ($12,755.50 USD at current exchange rate) plus Value Added Tax. Dr. Shai Meretzki will also be provided with a cellular phone and a company car pursuant to the terms of the consulting agreement.

For a portion of fiscal 2005, we paid Dr. Mendi Ze'evi, our former Chief Executive Officer, a monthly gross compensation of $15,000. During the year ended June 30, 2005, we paid Dr. Ze’evi a total of $47,236. On October 17, 2004, Dr. Mendi Ze’evi ceased to be CEO of our company and his contract was not renewed.

Arrangements and plans to provide pension, retirement or similar benefits for directors or executive officers will be decided upon by the compensation committee. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our security holders but intend to voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

FINANCIAL STATEMENTS

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following consolidated financial statements are filed as part of this registration statement:

Unaudited Consolidated Financial Statement as at December 31, 2005

Consolidated Balance Sheets at December 31, 2005

Consolidated Statements of Operations – Six Months and Three Months Ended December 31, 2005 and 2004 and for the period from May 11, 2001 (incorporation) through December 31, 2005

Consolidated Statements of Changes in Stockholders’ Equity (Deficiency) – Six Months Ended December 31, 2005 and Years Ended June 30, 2005, June 30, 2004, June 30, 2003 and for the period from May 11, 2001 (incorporation) through June 30, 2005

Consolidated Statements of Cash Flows – Six Months Ended December 31, 2005 and 2004 and for the period from May 11, 2001 (incorporation) through December 31, 2005

Notes to Consolidated Financial Statements – Six Months Ended December 31, 2005

Audited Consolidated Financial Statements as at June 30, 2005

Report of Independent Registered Public Accounting Firm, dated September 21, 2005

Consolidated Balance Sheets as at June 30, 2005 and June 30, 2004

Consolidated Statements of Operations for the years ended June 30, 2005 and June 30, 2004 and for the period from May 11, 2001 (inception) through June 30, 2005

Consolidated Statements of Changes in Stockholders' Equity (Deficiency)

Consolidated Statements of Cash Flows for the years ended June 30, 2005 and June 30, 2004 and for the period from May 11, 2001 (inception) through June 30, 2005

Notes to the Consolidated Financial Statements

F-1

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2005

IN U.S. DOLLARS

F-2

INDEX

Page

Consolidated Balance Sheet	2-3
Consolidated Statements of Operations	4
Statements of changes in Stockholders’ Equity (Deficiency)	5-7
Consolidated Statements of Cash Flows	8-9
Notes to Consolidated Financial Statements	10-14

F-3

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED BALANCE SHEET
In U.S. Dollars

December 31,
2005
(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,018,484
Prepaid expenses	12,385
Other accounts receivables	54,590
Total current assets	1,085,459

LONG-TERM RESTRICTED LEASE DEPOSIT	30,949

SEVERANCE PAY FUND	40,043

PROPERTY AND EQUIPMENT, NET	256,897

DEFERRED ISSUANCE EXPENSES	147,502

Total assets	$1,560,850

The accompanying notes are an integral part of the consolidated financial statements.

F-4

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED BALANCE SHEET
In U.S. Dollars

December 31,
2005
(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities know-how licensors	$218,750
Trade payables	140,976
Accrued expenses	137,260
Other accounts payable	70,044
Total current liabilities	567,030

LONG-TERM LIABILITIES
Accrued severance pay	51,860

STOCKHOLDERS’ EQUITY
Share capital:
Common stock $0.00001 par value: Authorized: 1,400,000,000 shares Issued and Outstanding: 63,653,483 shares	636
Additional paid-in capital	6,451,846
Deficit accumulated during the development stage	(5,510,522)
941,960

$1,560,850

The accompanying notes are an integral part of the consolidated financial statements.

F-5

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
In U.S. Dollars (except share and per share data)

	Six Month Period Ended December 31,		Three Month Ended December 31,		Period From May 11, 2001 (Inception) Through December 31,
	2005	2004	2005	2004	2005

Research and development costs, net	$520,177	$411,305	$266,871	$149,970	$3,310,359

General and administrative expenses	412,679	478,857	203,770	265,508	3,573,098

In-process research and development write-off	-	-	-	-	246,470

	932,856	890,162	470,641	415,478	7,129,927

Financial expenses (income), net	(71,690)	(181,207)	5,376	(13,597)	(1,619,405)

Net loss for the period	$861,166	$708,955	$486,017	$401,881	$5,510,522

Basic and diluted net loss per share	$(0.01)	$(0.03)	$(0.01)	$(0.01)

Weighted average number of shares
used in computing basic and diluted
net loss per share:	63,653,483	27,423,700	63,653,483	27,953,592

The accompanying notes are an integral part of the consolidated financial statements.

F-6

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)
In U.S. Dollars (except shares data)

					Deficit
					Accumulated	Total
			Additional	Receipts	during the	Stockholders’
	Common Stock		paid-in	On account	Development	Equity
	Shares	Amount	Capital	of shares	Stage	(Deficiency)

Issuance of common stock on July 9, 2001	35,000,000	$350	$2,150	$-	$-	$2,500

Balance as of June 30, 2001 (audited)	35,000,000	350		-	-	2,500
Net loss	-	-	-	-	(77,903)	(77,903)

Balance as of June 30, 2002	35,000,000	350	2,150	-	(77,903)	(75,403)

Issuance of common stock on October 14, 2002,
Net of issuance expenses of $17,359	14,133,000	141	83,450	-	-	83,591
Forgiveness of debt	-	-	11,760	-	-	11,760
Stocks cancelled on March 19, 2003	(27,300,000)	(273)	273	-	-	-
Receipts on account of stock and warrants, net of finders and legal fees of $56,540	-	-	-	933,464	-	933,464
Net loss	-	-	-	-	(462,995)	(462,995)

Balance as of June 30, 2003 (audited)	21,833,000	$218	$97,633	$933,464	$(540,898)	$490,417

The accompanying notes are an integral part of the consolidated financial statements.

F-7

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
In U.S. Dollars (except share and per share data)

					Deficit
					accumulated	Total
			Additional	Receipts	During the	Shareholders’
	Common Stock		paid-in	on account	development	Equity
	Shares	Amount	Capital	of shares	stage	(Deficiency)

Balance as of July 1, 2003	21,833,000	$218	$97,633	$933,464	$(540,898)	$490,417

Issuance of common stock on July 16, 2003,
net of issuance expenses of $70,110	725,483	7	1,235,752	(933,464)	-	302,295
Issuance of common stock on January 20, 2004	3,000,000	30	-	-	-	30
Issuance of warrants on January 20, 2004 for finder’s fee	-	-	192,000	-	-	192,000
Common stock granted to consultants on February 11, 2004	1,000,000	10	799,990	-	-	800,000
Stock based compensation related to warrants granted to consultants on December 31, 2003	-	-	357,618	-	-	357,618
Exercise of warrants on
April 19, 2004	300,000	3	224,997	-	-	225,000
Net loss for the year	-	-	-	-	(2,010,350)	(2,010,350)

Balance as of June 30, 2004	26,858,483	$268	$2,907,990	$-	$(2,551,248)	$357,010

The accompanying notes are an integral part of the consolidated financial statements.

F-8

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
In U.S. Dollars (except share and per share data)

					Deficit
					accumulated	Total
			Additional	Receipts	During the	Shareholders’
	Common Stock		paid-in	on account	development	Equity
	Shares	Amount	capital	of shares	stage	(Deficiency)

Balance as of July 1, 2004	26,858,483	$268	$2,907,990	$-	$(2,551,248)	$357,010

Stock-based compensation related to warrants
granted to consultants on September 30, 2004	-	-	161,641	-	-	161,641

Issuance of common stock and warrants on November 30, 2004 related to the October 2004 Agreement net of issuance costs of $28,908	3,250,000	33	296,059	-	-	296,092

Issuance of common stock and warrants on
January 26, 2005 related to the October 2004 Agreement net of issuance costs of $4,975	4,300,000	43	424,982	-	-	425,025

Issuance of common stock and warrants on
January 31, 2005 related to the January 31, 2005 Agreement	7,000,000	70	-	-	-	70
Issuance of common stock and options on February 15, 2005 to former director of the company	50,000	(*)	14,500	-	-	14,500

Issuance of common stock and warrants on
February 16, 2005 related to the January 31, 2005 Agreement	5,000,000	50	-	-	-	50

(*) Less then one dollar

The accompanying notes are an integral part of the consolidated financial statements.

F-9

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
In U.S. Dollars (except share and per share data)

					Deficit
					accumulated	Total
			Additional	Receipts	During the	Shareholders’
	Common Stock		paid-in	on account	development	Equity
	Shares	Amount	capital	of shares	stage	(Deficiency)

Issuance of warrants on February 16, 2005 for finder fee related to the January 31, 2005 Agreement	-	$-	$144,000	$-	$-	$144,000

Issuance of common stock and warrants on
March 3, 2005 related to the January 24, 2005 Agreement net of issuance costs of $24,000	12,000,000	120	1,175,880	-	-	1,176,000

Issuance of common stock on March 3, 2005 for finder fee related to the January 24, 2005 Agreement	1,845,000	18	(18)	-	-	-

Issuance of common stock and warrants on
March 3, 2005 related to the October 2004 Agreement net of issuance costs of $6,038	750,000	8	68,954	-	-	68,962

Issuance of common stock and warrants to the Chief Executive Officer on March 23, 2005	2,400,000	24	695,976	-	-	696,000

Issuance of common stock on March 23, 2005 related to the October 2004 Agreement	200,000	2	19,998	-	-	20,000

The accompanying notes are an integral part of the consolidated financial statements.

F-10

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
In U.S. Dollars (except share and per share data)

					Deficit
					accumulated	Total
			Additional	Receipts	during the	shareholders’
	Common Stock		paid-in	on account	development	Equity
	Shares	Amount	capital	of shares	stage	(Deficiency)

Classification of a liability in respect of warrants to additional paid in capital, net of issuance costs of $ 178,116	-	$-	$541,884	$-	$-	$541,884

Net loss for the year	-	-	-	-	(2,098,108)	(2,098,108)

Balance as of June 30, 2005	63,653,483	636	6,451,846	-	(4,649,356)	1,803,126

Net loss for the period	-	-	-	-	(861,166)	(861,166)

Balance as of December 31, 2005 (unaudited)	63,653,483	$636	$6,451,846	$-	$(5,510,522)	$(941,960)

The accompanying notes are an integral part of the consolidated financial statements.

F-11

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
In U.S. Dollars
	Six months ended December 31,		Period from May 11, 2001 (inception) through December 31
	2005	2004	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (861,166)	$(708,955)	$(5,510,522)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,668	15,675	164,701
Capital gain	-	-	(16,373)
Impairment of know-how	-	-	264,807
Amortization of deferred issuance costs	69,868	69,868	300,592
Stock-based compensation to consultants and employees	-	151,570	1,345,652
In-process research and development write-off	-	-	246,470
Know-how licensors – imputed interest	18,791	5,811	54,600
Salary grant in shares and warrants	-	-	710,500
Decrease (increase) in accounts receivable	93,191	(9,475)	(45,754)
Decrease in prepaid expenses	48,914	54,471	77,615
Increase (decrease) in trade payables	(44,097)	(2,301)	131,569
Increase (decrease) in other accounts payable and accrued expenses	(39,862)	39,814	(325,555)
Increase in accrued interest due to related parties	-	-	3,450
Linkage differences and interest on long-term restricted lease deposit	(80)	(1,245)	(2,164)
Change in fair value of liability in respect of warrants	(150,000)	(270,000)	(1,979,850)
Accrued severance pay, net	4,947	3,710	11,817
Net cash used in operating activities	(838,826)	(651,057)	(4,568,445)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Pluristem Ltd. (1)	-	-	31,899
Purchase of property and equipment	(28,475)	(29,759)	(223,107)
Proceed from sale of property and equipment	-	-	28,475
Purchase of long-term restricted lease deposit	(3,653)	-	19,851
Repayment of long-term restricted lease deposit	-	-	(29,829)
Purchase of know-how	-	-	(100,000)
Net cash used in investing activities	(32,128)	(29,759)	(272,711)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of issuance costs	-	296,092	4,686,209
Issuance of warrants	-	-	1,246,397
Short-term bank credit, net	-	12,516	(26)
Repayment of know-how licensors	-	(31,250)	(81,250)
Proceeds from notes and loan payable to related parties	-	-	78,195
Repayments of know – how licenses	-	-	(69,885)
Net cash provided by financing activities	-	277,358	5,859,640

Increase (decrease) in cash and cash equivalents	(870,954)	(403,458)	1,018,484
Cash and cash equivalents at the beginning of the period	1,889,438	668,867	-
Cash and cash equivalents at the end of the period	$ 1,018,484	$265,409	$1,018,484

The accompanying notes are an integral part of the consolidated financial statements.

F-12

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
In U.S. Dollars

	Six months ended December 31,		Period from May 11, 2001 (inception) through December 31,
	2005	2004	2005

Non-cash investing and financing information:
Unpaid know-how	$ -	$-	$218,750

(1) Acquisition of Pluristem Ltd.

Fair value of assets acquired and
liabilities assumed at the acquisition date:

Working capital (excluding cash and cash			$(427,176)
equivalents)
Long-term restricted lease deposit			18,807
Property and equipment			130,000
In-process research and development write-off			246,470

			$(31,899)

The accompanying notes are an integral part of the consolidated financial statements.

F-13

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 1: -	GENERAL
a.

Pluristem Life Systems Inc. (the Company”), a Nevada Corporation, was incorporated and commenced operations on May 11, 2001. The Company has a wholly owned subsidiary, Pluristem Ltd. (the “subsidiary”) that was incorporated under the laws of Israel and began its activity in January 2004.

b.

The Company is devoting substantially all of its efforts towards conducting research and development of critical cell expansion services to cord blood banks. In the course of such activities, the Company and its subsidiary have sustained operating losses and expect such losses to continue in the foreseeable future. The Company and its subsidiary have not generated any revenues or product sales and have not achieved profitable operations or positive cash flows from operations. The Company’s deficit accumulated during the development stage aggregated to $5,510,522 through December 31, 2005. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis.

The Company plans to continue to finance its operations with a combination of stock issuance and private placements and in the longer term, revenues from product sales. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for the long-term development and commercialization of its planned products.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might arise from this uncertainty, relating to the recoverability and classification of recorded assets amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

c.

The accompanying unaudited interim consolidated financial statements have been prepared as of December 31, 2005, in accordance with United States generally accepted accounting principles relating to the preparation of financial statements for interim periods. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended December 31, 2005 are not necessarily indicative of the results that may be expected for the year ended June 30, 2006.

F-14

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 2: -	SIGNIFICANT ACCOUNTING POLICIES
a.	The significant accounting policies applied in the annual consolidated financial statements of the Company as of June 30, 2005 are applied consistently in these consolidated financial statements.

These financial statements should be read in conjunction with the audited annual financial statements of the Company as of June 30, 2005 and their accompanying notes.

Certain amounts from prior years have been reclassified to conform to current period presentation.

b.	Accounting for stock-based compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees (“APB 25”) and FASB Interpretation No. 44 “Accounting for Certain Transactions Involving Stock Compensation (“FIN 44”) in accounting for its employee stock option plan. Under APB 25, when the exercise price of the Company’s stock options is less than the market price of the underlying stocks on the date of grant, compensation expense is recognized over the vesting period.

Pro forma information regarding the Company’s net loss and net loss per stock as required by Financial Accounting Standards Board Statement No. 148 “Accounting for Stock Based Compensation – Transaction and Disclosure (“SFAS No. 148”) that amended Financial Accounting Standards Board Statement No. 123 (“SFAS 123”) has been determined as if the Company had accounted for its stock options under the fair value method prescribed by SFAS No. 123.

The fair value for options granted is amortized over their vesting period and estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

Dividend yield	0%
Volatility	112%
Weighted average risk-free interest rate	3.81%
Expected life (in years)	9.5

F-15

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 2: -	SIGNIFICANT ACCOUNTING POLICIES (continued)

Pro forma information under SFAS No. 123, is as follows:

	Six months ended		Three months ended	Period from May 11, 2001 (inception) through
	December 31		December 31	December 31
	2005	2004	2004	2005

Net loss available to Common stock – as Reported	$861,166	$708,955	$401,881	$5,510,522
Add - stock based employee compensation – fair value	56,898	396,238	204,418	690,932

Pro forma net loss	$918,064	$1,105,193	$606,299	$6,201,454

Basic and diluted net loss per stock as reported	$(0.01)	$(0.03)	$(0.01)

Basic and diluted pro forma net loss per stock	$(0.01)	$(0.04)	$(0.02)

F-16

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 2: -	SIGNIFICANT ACCOUNTING POLICIES (continued)
d.	Impact of recently issued accounting standards:

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154 ("FAS 154"), "Accounting Changes and Error Corrections"- a replacement of APB No. 20, "Accounting changes" and FAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. APB Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in the net income of the period of the change the cumulative effect of changing to the new accounting principle. FAS154 require retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company estimates that the adoption of FAS 154 will not have a significant impact on its results of operations and financial condition.

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004) (“statement 123 (R)”), “Share-Based Payment”, which in revision of SFAS 123,. Statement 123(R) supersedes APB Opinion No. 25, “Accounting For Stock Issued To Employees”, and amends FASB statement 123 (R) is similar  to the approach describe in statement 123. However, Statement 123 (R) requires all share-based payments to employees, including grant of employees stock options, to be recognized in the income statements based on their fair value .Pro forma discloser is no longer an alternative.  Statement 123 (R) must be adopted no later than perid beginning after December 15, 2005. Early adoption will be permitted   in periods in which financial statements have not yet been issued. The Company except to adopt statement 123 (R) on July 1, 2006.

Statement 123(R), permits public companies to adopt its requirements using one of two methods:

•

A “Modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of statement 123 (R) for all share-based payments granted after the effective date and (b) based on the requirements of statements 123 (R) for all awards granted to employees prior to the effective date of statements 123 (R) that remains unvested on the effective date.

•

A “Modified retrospective”  method which includes the requirements of the modified prospective method describe above but also permits entities to restate, based on the amounts previously recognized under statements 123 for purpose of Pro forma disclosure, all periods presented.

F-17

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 2: -	SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company plans to adopt statement No. 123 (R) using the modified prospective method.

The Company is unable to estimate the future impact that Statement 123R will have on its financial position, results of operations or cash flows due to unknown events, such as the type and number of share-based payments that will be granted, their terms, and their vesting periods.

In March 2005, the SEC released SEC Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”). SAB 107 provides the SEC staff’s position regarding the application of Statement 123R, which contains interpretive guidance related to the interaction between Statement 123R and certain SEC rules and regulations, and also provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. SAB 107 highlights the importance of disclosures made related to the accounting for share-based payment transactions

NOTE 3: -CHANGES IN SHARE CAPITAL

a.

The Company's authorized common stock consists of 1,400,000,000 shares with a par value of $0.00001 per share. All shares have equal voting rights and are entitled to one vote per share in all matters to be voted upon by stockholders. The shares have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal ratable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available. The common stocks are registered and publicly traded on the Over-the-Counter Bulletin Board service of the National Association of Securities Dealers, Inc. under the symbol PLRS.OB.

b.	On July 9, 2001, the Company issued 35,000,000 shares of common stock in consideration for $2,500, which was received on July 27, 2001.

On October 14, 2002, the Company issued 14,133,000 shares of common stock at a price of $0.007 per common share in consideration for $100,950 before offering costs of $17,359.

c.	On March 19, 2003, two directors each returned 13,650,000 shares of common stock with a par value of $0.01 per share, for cancellation for no consideration.
d.

On March 27, 2003 the Company's Board of Directors authorized a 14:1 split of the common stock. Accordingly, all references to number of shares, common stock and per share data in the accompanying financial statements have been adjusted to reflect the stock split on a retroactive basis.

e.

In July 2003, the Company issued an aggregate of 725,483 units comprised of 725,483 common stock and 1,450,966 warrants to a group of investors, for total consideration of $1,235,752 (net of issuance costs of $70,110), under a private placement. The consideration was paid partly in the year ended June 30, 2003 ($933,464) and the balance was paid in the year ended June 30, 2004.

In this placement each unit was comprised of one common stock and two warrants, the first warrant is exercisable for one common stock at a price of $2.25 per stock, and may be exercised within one year. The second warrant is exercisable for one common stock at a price of $2.70 per stock, and may be exercised within five years. As of June 30, 2005, 725,483 warrants were expired unexercised.

F-18

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 3: -CHANGES IN SHARE CAPITAL (continued)

f.

On January 20, 2004, the Company consummated a private equity placement with a group of investors (the "investors"). The Company issued 3,000,000 units in consideration for net proceeds of $1,272,790 (net of issuance costs of $227,210), each unit is comprised of 3,000,000 common stock and 3,000,000 warrants. Each warrant is exercisable into one common stock at a price of $0.75 per stock, and may be exercised until January 31, 2007. If the price of the common stock will be more than $1 within 10 consecutive trading days, then the Company may, by notice to the warrants' holders, reduce the expiry date of 1,500,000 warrants to 60 days from the day of notice. In case the Company fails to register the above-mentioned shares and the related shares resulting from the exercise of the warrants, it will be subject to penalties as detailed in the private placement agreement. On March 18, 2004, a registration statement on Form SB-2 has been declared affective and the above-mentioned common stocks have been registered for trading. If the effectiveness of the Registration Statement is suspended subsequent to the effective date of registration (March 18, 2004), for more than certain permitted periods, as described in the private equity placement agreement, the Company shall pay penalties to the investors in respect of the liquidated damages.

According to EITF 00-19, "Accounting for derivative financial instruments indexed to, and potentially settled in, a Company's own stock", the Company classified the warrants as liabilities according to their fair value as remeasured at each reporting period until exercised or expired. Changes in the fair value of the warrants will be reported in the statements of operations as financial income or expense.

As of June 20, 2004, the Company allocated the gross amount received of $1.5 million to the par value of the shares issued ($30) and to the liability in respect of the warrants issued ($1,499,970). The amount allocated to the liability was less than the fair value of the warrants at grant date. As of December 31, 2005, the fair value of the liability in respect for the warrants issued was $0. The fair value as of December 31, 2005 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 3.75%, expected dividend yield of 0%, expected volatility of 155%, and expected life of 1.06 years.

The change in the carrying amount of the liability in respect of the warrants in the amount of $1,079,970, $270,000 and $150,000, for the year ended June 30, 2004 and 2005 and for the six months ended December 31, 2005, respectively was recognized in the statements of operations as financial income.

In addition, the Company issued 300,000 warrants to finders in connection with this private placement, exercisable into 300,000 common shares at a price of $0.75 per common share until January 31, 2007. The fair value of the warrants issued in the amounts of $192,000 was recorded as deferred issuance costs and is amortized over a period of 3 years. On April 19, 2004, the finders exercised the warrants. The fair value of the warrants was estimated using the Black-Scholes option pricing model under the same weighted average assumptions.

F-19

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 3: -CHANGES IN SHARE CAPITAL (continued)

g.

In October 2004 the Company commenced a private placement offering (“the October 2004 Agreement”) accordingly to which it issued 8,500,000 units. Each unit is compromised of one common stock and one warrant. The warrant is exercisable for one common stock at an exercise price of $0.30 per stock, subject to certain adjustments, and may be exercised until November 30, 2006. The units were issued as follows:

In November 2004, the Company issued according to the October 2004 Agreement 3,250,000 units comprised of 3,250,000 common stock and 3,250,000 warrants to a group of investors, for total consideration of $296,092 (net of cash issuance costs of $28,908), and additional 120,000 warrants to finders as finders’ fee.

In January 2005 the Company issued according to the October 2004 Agreement an additional 4,300,000 units for total consideration of $425,025 (net of cash issuance costs of $4,975), and additional 90,000 warrants were issued to finders as finders’ fee.

In March 2005 the Company issued according to the October 2004 Agreement additional 750,000 units for total consideration of $68,962 (net of cash issuance costs of $6,038), and additional 35,000 warrants were issued to finders as finders’ fee.

In March 2005 the Company issued, according to the October 2004 Agreement 200,000 common shares and 200,000 share purchase warrants to one investor for total consideration of $20,000 which were paid to the Company in May 2005.

h.

On January 24, 2005 the Company commenced a private placement offering (the “January 24, 2005 Agreement”) which was closed on March 3, 2005 and issued 12,000,000 units in consideration for $1,176,000 (net of cash issuance costs of $24,000). Each unit is compromised of one common stock and one warrant. The warrant is exercisable for one common stock at a price of $0.30 per stock and may be exercised until November 30, 2006. Under this agreement the Company issued to finders 1,845,000 shares and 475,000 warrants with exercise price of $2.5 per stock exercisable until November 2007.

F-20

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 3: -CHANGES IN SHARE CAPITAL (continued)

i

On January 31, 2005, the Company consummated a private equity placement offering (the “January 31, 2005 Agreement”) with a group of investors (the "Investors") according to which it issued 12,000,000 units in consideration for net proceeds of $1,137,000 (net of issuance costs of $63,000). Each unit is comprised of one common stock and one warrant. Each warrant is exercisable into one common stock at a price of $0.30 per stock, and may be exercised until November 30, 2006. If the Registration Statement covering the Registrable Securities was not filed as contemplated by 70 days and if the Registration Statement covering the Registrable Securities was not effective until August 31, 2005, The Company would have paid the Investor 2% of the purchase price for each 30 day period beyond the applicable date until the filing or the registration is completed. The January 31, 2005 Agreement includes a finder’s fee of a cash amount equal to 5% of the amount invested ($60,000) and issuance of warrants for number of shares equal to 5% of the number of shares that were issued (600,000) with an exercise price of $0.1 per stock, subject to certain adjustments, exercisable until November 30, 2006.

According to EITF 00-19, "Accounting for derivative financial instruments indexed to, and potentially settled in, a Company's own stock", the Company classified the warrants as liabilities according to their fair value as remeasured at each reporting period until exercised or expired. Changes in the fair value of the warrants will be reported in the statements of operations as financial income or expense.

As of the date of the issuance the Company allocated the gross amount received of $1,200,000 to the par value of the shares issued ($120) and to the liability in respect of the warrants issued ($1,199,880). Issuance expenses in the amount of $63,000 and finders fee in the amount of $144,000 were recorded as deferred issuance costs. The amount allocated to the liability was less than the fair value of the warrants at grant date. On May 13, 2005 the Registration Statement became effective and the Company became no longer under possible penalties. As such, the liability and the deferred issuance costs related to the agreement has been classified to the Stockholders Equity as Additional Paid in Capital. As of May 13, 2005, the fair value of the liability in respect of the warrants issued was $720,000 and the amount of the deferred issuance costs was $178,116. The change in the carrying amount of the liability in respect of the warrants, recorded as income, in the year ended June 30, 2005 amounted to $479,880.

The fair value as of May 13, 2005 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 3.75%, expected dividend yield of 0%, expected volatility of 104%, and expected life of 1.54 years.

j.

On March 23, 2005, the Company issued 2,400,000 shares of common stock and 2,400,000 common stock purchase warrants as a bonus to the chief executive officer, Dr. Shai Meretzki, in connection with the issuance of a Notice of Allowance by the United States Patent Office for patent application number 09/890,401. Each warrant is exercisable until November 30, 2006 into one common share at a price of $0.30 per share. Salary expenses of $696,000 were recognized during the nine month period ended March 31, 2005 in respect of this bonus based on the quoted market price of the Company's stock and the fair value of the options granted determined using the Black – Scholes valuation model.

F-21

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 3: -CHANGES IN SHARE CAPITAL (continued)

k.

Following the Board resolutions and authorizations from January 28, 2004, the Company issued on February 11, 2004, an aggregate amount of 1,000,000 common stock to a number of consultants and service providers as compensation for carrying out investor relations activities during the year 2004.

Total compensation, measured as the grant date fair market value of the stock, amounted to $800,000 and was recorded as an operating expense in the statement of operations in the year ended June 30, 2004.

l.	Stock Option Plan 2003 ("ESOP")

Under the Company's 2003 Stock Option Plan (the "Plan"), options may be granted to officers, directors, employees and consultants of the Company or its subsidiary.

Pursuant to the Plan, the Company reserved for issuance 4,100,000 of its common stock. As of December 31, 2005, 365,020 common stock of the Company are still available for future grant under the terms of the Plan.

Each option granted under the Plan is exercisable through the expiration date of the Plan which is December 2013 unless stated otherwise. The exercise price of the options granted under the plan may not be less than the nominal value of the stock into which such options are exercised. The options vest primarily over two years. Any option, which are canceled or forfeited before expiration, become available for future grants.

Options to employees:

On December 2003, the Company granted 2,976,591 options to employees and directors at an exercise price of $0.76. All options were granted with an exercise price that exceeded the quoted market price of the Company's stock on the date of grant. Fair value (determined using the Black-Scholes valuation model) of options granted was $0.29 at date of grant. During the period ended June 30, 2004, 156,734 options to employees were forfeited.

During the year ended June 30, 2005, 451,170 options with an exercise price of of $0.3 per share were granted to the Company’s Chief Financial Officer. On February 15, 2005 the Company issued 50,000 shares and 70,495 options to former director and Chief Executive Officer of the Company. The exercise price of the options is $0.3 per share and they are fully vested and exercisable till February 15, 2008. Compensation expenses of $14,500 were recognized during the year ended June 30, 2005 in accordance with APB 25. During the year ended June 30, 2005, 15,415 options to employees were forfeited.

As of December 31, 2005, 3,250,912 options to employees are exercisable.

On October 17, 2004 the Board of Directors decided to reduce the exercise price of the options that were granted to the Company’s employees and directors from $0.76 to $0.3. On September 21, 2005 the Board of directors decided to reduce the exercise price of the options that were granted to the Company’s employees and directors from $0.3 to $0.12. According to APB Opinion No. 25 and FIN 44 when the exercise price of a fixed stock option award is reduced, the award shall be accounted for as a variable plan from the date of modification to the date the award is exercised, forfeited, or expires unexercised. The reduction of the exercise price did not result in compensation expenses in the year ended June 30, 2005 and in the six months period ended December 31, 2005.

F-22

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 3: -CHANGES IN SHARE CAPITAL (continued)

Options to consultants:

In the framework of the stock option plan, the Company issues warrants to consultants, for carrying out investor relation's activities On December 2003, the Company granted 669,189 options to consultants at a weighted average exercise price of $0.92.

In July 2004, the Company's board of directors approved to modify the terms of 500,000 options granted to a consultant on December 2003 (of which 250,000 are with an exercise price of $1 and 250,000 with an exercise price of $1.25) to provide for a cashless exercise of the options. The Board of directors also resolved that the options' exercise price will be reduced to $0.4 and that the options will be fully vested. In addition, it was resolved to grant the consultant additional 500,000 options with an exercise price of $0.4, vested immediately and with a cashless exercise feature. The additional 500,000 options were granted outside of the terms of the options plan. In June 2005 the consultant agreed to cancel the 1,000,000 options and to be granted 600,000 shares of the Company’s common stock. Since the fair value of the options that were canceled and the shares that were issued were equal, no additional compensation expenses were recorded.

As of December 31, 2005, 169,189 options to consultants are exercisable.

The Company accounted for its options to consultants under the fair value method in accordance of SFAS 123 and EITF 96-18. The fair value for these warrants was estimated using Black-Scholes option-pricing model with the following weighted-average assumptions for June 30, 2004: risk-free interest rates of 4.2%, expected dividend yield of 0%, expected volatility of 84%, and a weighted-average contractual life of the warrants of up to 10 years. Compensation expenses of $357,618 and $161,641 and $0 were recognized during the year ended June 30, 2004 and 2005 and in the period of six months ended December 31, 2005, respectively in accordance with EITF 96-18.

F-23

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 3: -CHANGES IN SHARE CAPITAL (continued)

m.	Stock Option Plan 2005 ("ESOP")

Under the Company's 2005 Stock Option Plan (the "Plan"), options may be granted to officers, directors, employees and consultants of the Company or its subsidiary.

Pursuant to the Plan, the Company reserved for issuance 15,000,000 of its common stock.

Each option granted under the Plan is exercisable trough the expiration date of the Plan which is January 2016 unless stated otherwise. The exercise price of the options granted under the plan may not be less than the nominal value of the stock into which such options are exercised. The options vest primarily over two years. Any option, which are cancelled or forfeited before expiration, become available for future grants.

Options to employees:

On September 21, the Board of Directors appointed a new Chief Executive Officer, and approved to grant him 4,500,000 stock options exercisable at a price of $0.12 per share to be vested over a three years period. As the balance of the common stock available for grants under the 2003 plan was less than the amount granted, it was resolved that he will be granted under the 2005 plan. On January 17, 2005 the Company granted him the stock options from the 2005 plan. The Board resolved also to reduce the exercise price to $0.1 according to the stock market price at the date of actual grant and also to revise the vesting period to two years. The reduction of the exercise price did not result in compensation expenses in the six months period ended December 31, 2005. The award shall be accounted for as a variable plan from the date of modification to the date the award is exercised, forfeited, or expires unexercised

Options to consultants:

On November 21, 2005 the Board of Directors approved Dr. Shai Maretzki’s consulting agreement with the Company (which was signed on the same date) for a period of 2.5 years. Under this agreement the Company will grant him 1,500,000 stock options from the new 2005 ESOP Plan, under its terms and upon the formal approval of the 2005 ESOP Plan by Tax Authorities. The options will have a two years vesting period with six months grace period (i.e. vesting equally during the remaining 18 months). The option’s exercise price will be determined as the stock price at the date of grant. The actual grant date was determined to be January 17, 2006, the date of receipt of the formal approval by the Income Tax Authorities. The stock price at that day was $0.10. The Company did not recognize compensation expenses as of December 31, 2005.

n.	On January 23, 2005, the company released all common shares from escrow and permitted all security holders to sell all or any portion of their registered securities.

NOTE 4: -GRANT RECEIVED FROM THE GOVERNMENT OF ISRAEL

The Company’s subsidiary received funding as part of its participation in the Office of Chief Scientist Magnet program operated by Israel's Ministry of Industry and Trade. Through December 31, 2005, the subsidiary received grants in the amount of $245,872 and $151,119 for the six month period ended December 31, 2005.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Company in the Development Stage)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2005

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Company in the Development Stage)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2005

IN U.S. DOLLARS

INDEX

Page

Report of Independent Registered Public Accounting Firm	F-3
Consolidated Balance Sheets	F-4-5
Consolidated Statements of Operations	F-6
Statements of Changes in Stockholders' Equity (Deficiency)	F-7-10
Consolidated Statements of Cash Flows	F-11-13
Notes to Consolidated Financial Statements	F-14-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Stockholders Of

PLURISTEM LIFE SYSTEMS INC.

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

We have audited the accompanying consolidated balance sheet of Pluristem Life Systems Inc. (a development stage company) ("the Company") (formerly - A. I. Software Inc.), and its subsidiary as of June 30, 2005 and 2004 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended June 30, 2005 and for the period from May 11, 2001 (inception date) through June 30, 2005. These consolidate financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidate financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of the Company and its subsidiary as of June 30, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the two years in the period ended June 30, 2005 and for the period from May 11, 2001 (inception date) through June 30, 2005, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1b to the financial statements, the Company has not yet generated revenues from its operations and is dependent on external sources for financing its operations. These factors, among others discussed in Note 1b, raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer

A member of Ernst & Young Global

Haifa, Israel

September 21, 2005

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED BALANCE SHEETS
In U.S. Dollars

		June 30,

	Note	2005	2004

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	3	$1,889,438	$668,867
Prepaid expenses		61,299	56,910
Other accounts receivable		147,781	15,332

Total current assets		2,098,518	741,109

LONG-TERM RESTRICTED LEASE DEPOSIT		27,216	20,959

SEVERANCE PAY FUND		27,846	31,575

PROPERTY AND EQUIPMENT, NET	4	249,090	226,449

DEFERRED ISSUANCE EXPENSES		217,370	357,106

Total assets		$2,620,040	$1,377,198

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED BALANCE SHEETS
In U.S. Dollars (except share data)

		June 30,
	Note	2005	2004

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term bank credit		$-	$23
Current maturities of liabilities to know-how licensors	5	18,750	100,000
Trade payables		185,073	112,875
Accrued expenses		175,814	109,048
Other accounts payable		71,352	69,667

Total current liabilities		450,989	391,613

LONG-TERM LIABILITIES
Know-how licensors, net of current maturities	5	181,209	168,877
Liability in respect of warrants	7(f)	150,000	420,000
Accrued severance pay		34,716	39,698

Total long-term liabilities		365,925	628,575

COMMITMENTS AND CONTINGENCIES	6

STOCKHOLDERS' EQUITY
Share capital:	7
Common stock $0.00001 par value: Authorized: 1,400,000,000 shares; Issued and outstanding: 63,653,483 shares and 26,858,493 shares as of June 30, 2005 and 2004, respectively		636	268
Additional paid-in capital		6,451,846	2,907,990
Deficit accumulated during the development stage		(4,649,356)	(2,551,248)

Total stockholders equity		1,803,126	357,010

		$2,620,040	$1,377,198

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS
In U.S. Dollars (except share and per share data)

		Year ended June 30,		Period from May 11, 2001 (inception) through June 30,

	Note	2005	2004	2005

Research and development costs		$1,984,125	$907,642	$2,986,823
Less - participation by the Office of the Chief Scientist		(196,641)	-	(196,641)
Research and development costs, net		1,787,484	907,642	2,790,182
General and administrative expenses		873,649	2,096,882	3,160,419
In-process research and development write-off	1	-	-	246,470

		(2,661,133)	(3,004,524)	(6,197,071)

Financial income, net	8	563,025	994,174	1,547,715

Net loss		$(2,098,108)	$(2,010,350)	$(4,649,356)

Basic and diluted net loss per share		$(0.05)	$(0.083)

Weighted average number of shares used in computing basic and diluted net loss per share:		40,804,788	24,341,271

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
In U.S. Dollars (except shares data)

	Common Stock		Additional paid-in	Receipts on account of	Deficit Accumulated during the Development	Total Stockholders' Equity
	Shares	Amount	capital	shares	Stage	(Deficiency)

Issuance of common stock
July 9, 2001	35,000,000	$350	$2,150	$-	$-	$2,500

Balance as of June 30, 2001	35,000,000	350	2,150	-	-	2,500
Loss for the year ended June 30, 2002	-	-	-	-	(77,903)	(77,903)

Balance as of June 30, 2002	35,000,000	350	2,150	-	(77,903)	(75,403)
Issuance of common stock
on October 14, 2002, net of issuance costs of $17,359	14,133,000	141	83,450	-	-	83,591
Forgiveness of debt	-	-	11,760	-	-	11,760
Stocks cancelled on March 19, 2003	(27,300,000)	(273)	273	-	-	-
Receipts on account of stock and warrants, net of finders fee and legal fees of $56,540	-	-	-	933,464	-	933,464
Loss for the year ended June 30, 2003	-	-	-	-	(462,995)	(462,995)

Balance as of June 30, 2003	21,833,000	$ 218	$ 97,633	$933,464	$ (540,898)	$ 490,417

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
In U.S. Dollars (except shares data)

	Common Stock		Additional paid-in	Receipts on account	Deficit accumulated During the development	Total Shareholders'
	Shares	Amount	capital	of shares	stage	Equity

Balance as of July 1, 2003	21,833,000	$ 218	$ 97,633	$933,464	$ (540,898)	$ 490,417

Issuance of common stock and warrants on
July 16, 2003, net of issuance costs of $70,110	725,483	7	1,235,752	(933,464)	-	302,295

Issuance of common stock on
January 20, 2004	3,000,000	30	-	-	-	30

Issuance of warrants on January 20, 2004 as finder’s fee	-	-	192,000	-	-	192,000

Common stock granted to consultants on February 11, 2004	1,000,000	10	799,990	-	-	800,000

Stock based compensation related to warrants granted to
consultant on December 31, 2003	-	-	357,618	-	-	357,618

Exercise of warrants on
April 19, 2004 (see Note 7f)	300,000	3	224,997	-	-	225,000

Loss for the year ended
June 30, 2004	-	-	-	-	(2,010,350)	(2,010,350)

Balance as of June 30, 2004	26,858,483	$ 268	$2,907,990	$ -	$ (2,551,248)	$ 357,010

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
In U.S. Dollars (except shares data)

	Common Stock		Additional paid-in	Receipts on account	Deficit accumulated During the development	Total Shareholders'
	Shares	Amount	capital	of shares	stage	Equity

Balance as of July 1, 2004	26,858,483	$268	$2,907,990	$ -	$(2,551,248)	$357,010

Stock-based compensation related to warrants granted to consultants on September 30, 2004	-	-	161,641	-	-	161,641

Issuance of common stock and warrants on November 30, 2004 related to the October 2004 Agreement net of issuance costs of $28,908	3,250,000	33	296,059	-	-	296,092

Issuance of common stock and warrants on January 26, 2005 related to the October 2004 Agreement net of issuance costs of $4,975	4,300,000	43	424,982	-	-	425,025

Issuance of common stock and warrants on January 31, 2005 related to the January 31, 2005 Agreement	7,000,000	70	-	-	-	70

Issuance of common stock and options on February 15, 2005 to a former director of the Company	50,000	-(*)	14,500	-	-	14,500

Issuance of common stock and warrants on February 16, 2005 related to the January 31, 2005 Agreement	5,000,000	50	-	-	-	50

(*) Less then one dollar

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
In U.S. Dollars (except shares data)

	Common Stock		Additional paid-in	Receipts on account	Deficit accumulated During the development	Total Shareholders'
	Shares	Amount	capital	of shares	stage	Equity
Issuance of warrants on February 16, 2005 for finder fee related to the January 31, 2005 Agreement	-	-	144,000	-	-	144,000

Issuance of common stock and warrants on March 3, 2005 related to the January 24, 2005 Agreement net of issuance costs of $24,000	12,000,000	120	1,175,880	-	-	1,176,000

Issuance of common stock on March 3, 2005 for finder fee related to the January 24, 2005 Agreement	1,845,000	18	(18)	-	-	-

Issuance of common stock and warrants on March 3, 2005 related to the October 2004 Agreement net of issuance costs of $6,038	750,000	8	68,954	-	-	68,962

Issuance of common stock and warrants to the Chief Executive Officer on March 23, 2005	2,400,000	24	695,976	-	-	696,000

Issuance of common stock on March 23, 2005 related to the October 2004 Agreement	200,000	2	19,998	-	-	20,000

Classification of a liability in respect of warrants to additional paid in capital, net of issuance costs of $178,116	-	-	541,884	-	-	541,884

Net loss for the year ended June 30, 2005	-	-	-	-	(2,098,108)	(2,098,108)

Balance as of June 30, 2005	63,653,483	$636	$6,451,846	-	$(4,649,356)	$1,803,126

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name – A. I. SOFTWARE INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
In U.S. Dollars

	Year ended June 30,		Period from May 11, 2001 (inception) through June 30
	2005	2004	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,098,108)	$(2,010,350)	$(4,649,356)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	34,232	91,540	144,033
Capital gain	(16,373)	-	(16,373)
Impairment of know-how	-	264,807	264,807
Amortization of deferred issuance costs	168,620	62,104	230,724
Stock-based compensation to consultants	161,641	1,157,618	1,319,259
In-process research and development write-off	-	-	246,470
Know-how licensors - imputed interest	12,332	20,699	35,809
Salary grant in shares and warrants	710,500	-	710,500
Increase in accounts receivable	(132,449)	(5,051)	(138,945)
Increase in prepaid expenses	(4,389)	(56,910)	(61,299)
Increase (decrease) in trade payables	72,198	(10,534)	175,666
Increase (decrease) in other accounts payable and accrued expenses	52,201	46,121	(195,693)
Increase in accrued interest due to related parties	-	-	3,450
Linkage differences and interest on long-term restricted lease deposit	(1,108)	54	(2,084)
Change in fair value of liability in respect of warrants	(749,880)	(1,079,970)	(1,829,850)
Accrued severance pay, net	(1,253)	8,123	6,870

Net cash used in operating activities	$(1,791,836)	$(1,511,749)	$(3,756,012)

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name – A. I. SOFTWARE INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
In U.S. Dollars

	Year ended June 30,		Period from May 11, 2001 (inception) through June 30
	2005	2004	2005
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Pluristem Ltd. (1)	$-	$-	$31,899
Purchase of property and equipment	(68,975)	(125,657)	(194,632)
Proceed from sale of property and equipment	28,475	-	28,475
Purchase of long-term restricted lease deposit	19,851	-	19,581
Repayment of long-term restricted lease deposit	(25,000)	(1,176)	(26,176)
Purchase of know-how	-	-	(100,000)
Net cash used in investing activities	(45,649)	(126,833)	(240,583)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock and warrants, net of issuance costs	3,139,329	1,800,115	5,958,999

Short-term bank credit, net	(23)	(3)	(26)
Repayment of liability to know-how licensor	(81,250)	-	(81,250)
Proceeds from notes and loan payable to related parties	-	-	78,195
Repayments of notes and loan payable to related parties	-	-	(69,885)

Net cash provided by financing activities	3,058,056	1,800,112	5,886,033

Increase in cash and cash equivalents	1,220,571	161,530	1,889,438

Cash and cash equivalents at the beginning of the period	668,867	507,337	-

Cash and cash equivalents at the end of the period	$1,889,438	$ 668,867	$1,889,438

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
In U.S. Dollars

	Year ended June 30,		Period from May 11, 2001 (inception) through June 30,
	2005	2004	2005
Non-cash investing and financing information:
Unpaid know-how	$ -	$ -	$ 199,959

Supplemental disclosure with respect to cash flows:
Cash paid for interest	$ -	$ -	$ 92

(1)Acquisition of Pluristem Ltd.

Estimated fair value of assets acquired and liabilities assumed at the acquisition date:

Period from May 11, 2001 (inception) through June 30, 2005

Working capital (excluding cash and cash equivalents)	$ 427,176

Long-term restricted lease deposit	(18,807)
Property and equipment	(130,000)
In-process research and development write-off	(246,470)

$ 31,899

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 1:-GENERAL

a.             Pluristem Life Systems Inc. ("the Company") was incorporated on May 11, 2001 under the laws of Nevada in the United States of America under the name A. I. Software Inc. that was changed as of June 30, 2003 to Pluristem Life Systems Inc.

The Company was engaged in the development of artificial intelligence software through May 2003. The Company has not been successful in fully implementing its business plan and therefore, it was decided to concurrently pursue initiatives in the Biotech Industry as an extension to the existing activity.

On May 5, 2003 the Company entered into a license agreement with Weizmann Institute of Science and the Technion-Israel Institute of Technology to acquire an exclusive license for an innovative stem cell expansion technology ("the Technology").

On June 10, 2003, the Company acquired all of the issued and outstanding shares of Pluristem Ltd. ("the subsidiary") in consideration of $1,000. Pluristem Ltd. is engaged in the research and development of expansion of cord blood hematopoetic stem cells, which was in line with the Technology, the rights which the Company had purchased on May 1, 2003. The purchase price has been allocated to identifiable assets and liabilities of which an amount of $246,470 has been allocated to in-process research and development. The acquisition was accounted under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations" ("SFAS" No. 141). The results of the subsidiary’s operations have been included in the consolidated financial statements since that date.

The amount of $246,470 that was assigned to in-process research and development activities was written off at the date of acquisition in accordance with FASB Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method" ("FIN 4").

b.             The Company is devoting substantially all of its efforts towards conducting research and development of critical cell expansion services to cord blood banks. In the course of such activities, the Company and its subsidiary have sustained operating losses and expect such losses to continue in the foreseeable future. The Company and its subsidiary have not generated any revenues or product sales and have not achieved profitable operations or positive cash flows from operations. The Company's deficit accumulated during the development stage aggregated to $4,649,356 through June 30, 2005. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis.

The Company plans to continue to finance its operations with a combination of stock issuance and private placements and in the longer term, revenues from product sales. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for the long-term development and commercialization of its planned products.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 2:-SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP").

a. Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b. Functional currency of the subsidiary

It is anticipated that the majority of the subsidiary's revenues will be generated outside Israel and will be determined in U.S. Dollars ("dollars"). In addition, most of the financing of the subsidiary's operations has been made in dollars. The subsidiary's management believes that the currency of the primary economic environment in which its operations are conducted is the dollar. Thus, the functional and reporting currency of the subsidiary is the dollar. Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into dollars in accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation" ("SFAS" No. 52). All transaction gains and losses from the remeasurement of monetary balance sheet items are reflected in the statement of operations as financial income or expenses, as appropriate.

c. Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Intercompany transactions and balances have been eliminated upon consolidation.

d. Cash equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with maturities of three months or less at the date acquired.

e. Long-term restricted lease deposit

Long-term restricted lease deposit with maturities of more than one year used to secure lease agreement is presented at cost. The deposit is in dollars and bears an average annual interest of approximately 2%.

f. Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%

Laboratory equipment	10
Computers and peripheral equipment	33
Office furniture and equipment	6-15

g. Impairment of long-lived assets

The Company's long-lived assets and identifiable intangibles are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of June 30, 2004, due to the on-going losses and negative cash flows, the Company recognized an impairment of its know-how in the amount of $264,807.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

 NOTE 2:-SIGNIFICANT ACCOUNTING POLICIES (continued)

h. Non-royalty-bearing grants

The Company receives non-royalty-bearing grants from the European Union Research and Development Program, and from the MOST and STRIMM consortiums, which are part of the Office of the Chief Scientist Magnet program. These grants are recognized at the time the Company is entitled to such grants on the basis of the costs incurred and are recorded as a reduction of research and development costs.

i. Accounting for stock-based compensation:

The Company's Board of Directors has adopted an Employee Stock Option Plan. (See Note 7l). The Company has elected to follow Accounting Principles Board Statement No. 25 "Accounting for Stock Option Issued to Employees” ("APB No. 25") and Financial Accounting Standards Board Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" ("FIN No. 44") in accounting for its employee stock option plan. Under APB 25, when the exercise price of an employee stock option is equivalent to or is above the market price of the underlying stock on the date of grant, no compensation expense is recognized.

The Company adopted the disclosure provisions of Statement of Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - transition and disclosure" ("SFAS No. 148"), which amended certain provisions of Statement of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The Company continues to apply the provisions of APB No. 25, in accounting for stock-based compensation.

Pro forma information regarding the Company's net loss and net loss per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method presented by SFAS No. 123.

The fair value for options granted in the year ended June 30, 2005 and 2004 is amortized over their vesting period of two years and was estimated at the date of grant using a Black-Scholes options pricing model with the following weighted average assumptions:

	2005	2004
Expected dividend yield	0%	0%
Expected volatility	102%	92%
Risk-free interest rate	4.2%	4.2%
Expected life of up to	8-10 years	10 years

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 2:-SIGNIFICANT ACCOUNTING POLICIES (continued)

Pro forma information under SFAS No. 123, is as follows:

	Year ended June 30,		Period from May 11, 2001 (inception through June 30)

	2005	2004	2005

Net loss available to Common stock- as reported	$2,098,108	$2,010,350	$4,649,356
Deduct - stock based employee compensation - intrinsic value	-	-	-

Add - stock-based employee compensation - fair value	558,628	109,885	668,513

Pro forma net loss	$2,656,736	$2,120,235	$5,317,869

Earning per share:
Basic and diluted net loss per share as reported	$(0.05)	$ (0.083)

Pro forma basic and diluted net loss per share	$(0.065)	$ (0.087)

The Company applies SFAS No. 123 and Emerging Issues Task Force No. 96-18 "Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in conjunction with selling, goods or services" ("EIFT 96-18"), with respect to options and warrants issued to non-employees. SFAS No. 123 requires the use of option valuation models to measure the fair value of the options and warrants at the date of grant.

j. Research and Development costs

Research and development costs, net of grants, are charged to the statement of operations as incurred.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 2:-SIGNIFICANT ACCOUNTING POLICIES (continued)

k. Basic and diluted net loss per share

Basic net loss per share is computed based on the weighted average number of shares of common stock outstanding during each year. Diluted net loss per share is computed based on the weighted average number of shares of Common stock outstanding during each year, plus dilutive potential shares of common stock and warrants considered outstanding during the year, in accordance with Statement of Financial Accounting Standard No. 128, "Earnings Per Share." ("SFAS No. 128")

All outstanding stock options and warrants have been excluded from the calculation of the diluted net loss per common share because all such securities are anti-dilutive for all periods presented. The total weighted average number of shares related to the outstanding options and warrants excluded from the calculations of diluted net loss per share was 4,548,024 and 21,290,534 for the years ended June 30, 2004 and 2005.

l. Income taxes

The Company and its subsidiary accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). This Statement prescribes the use of the liability method, whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiary provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

m. Concentration of credit risk

Financial instruments that potentially subject the Company and its subsidiary to concentrations of credit risk consist principally of cash and cash equivalents, which are invested in major banks in Israel. Management believes that the financial institutions that hold the Company's investments are financially sound and accordingly, minimal credit risk exits with respect to these investments.

The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

n. Severance pay fund

The subsidiary's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. The Company's liability for all of its employees is fully provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

Severance expenses for the year ended June 30, 2004 and 2005 amounted to approximately $36,000 and $19,257, respectively.

o. Fair value of financial instruments

The carrying amounts of cash and cash equivalents, accounts receivable, short-term bank credit, trade payables and other accounts payable, approximate their fair value due to the short-term maturity of such instruments.

Long-term know-how liability is estimated by the discounting the future cash flow using current interest rates for liabilities of similar terms and maturities. The carrying amount of the long-term liability approximates its fair value. Liability in respect of the warrants issued is presented at fair value estimated using the Black-Scholes option pricing model.

p. Reclassification

Certain amounts from prior years have been reclassified to conform to current period presentation.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 2:-SIGNIFICANT ACCOUNTING POLICIES (continued)

q. Impact of recently issued accounting standards

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154 ("FAS 154"), "Accounting Changes and Error Corrections"- a replacement of APB No. 20, "Accounting changes" and FAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. APB Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in the net income of the period of the change the cumulative effect of changing to the new accounting principle. FAS154 require retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company estimates that the adoption of FAS 154 will not have a significant impact on its results of operations, financial condition and liquidity.

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004) “Share-Based Payment” (“123 (R)”), which is a revision of FASB Statement No. 123, “Accounting For Stock- Based Compensation”. Statement 123(R) supersedes APB Opinion No. 25, “Accounting For Stock Issued To Employees”, and amends FASB Statements No.95, "Statement of cash flows". Generally the approach in FASB statement 123 (R) is similar to the approach describe in statement 123. However, Statement 123 (R) requires all share-based payments to employees, including grant of employees stock options, to be recognized in the income statements based on their fair value .Pro forma discloser is no longer an alternative.  Statement 123 (R) must be adopted no later than period beginning after December 15, 2005. Early adoption will be permitted in periods in which financial statements have not yet been issued. The Company expects to adopt statement 123 (R) on January 1, 2006.

Statement 123(R), permits public companies to adopt its requirements using one of two methods:

•

A “Modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of statement 123 (R) for all share-based payments granted after the effective date and (b) based on the requirements of statements 123 for all awards granted to employees prior to the effective date of statements 123 (R) that remains unvested on the effective date.

•

A “Modified retrospective”  method which includes the requirements of the modified prospective method describe above but also permits entities to restate, based on the amounts previously recognized under statements 123 for purpose of Pro forma disclosure, all periods presented.

The Company plans to adopt statement No. 123 (R) using the modified prospective method.

The Company is unable to estimate the future impact that Statement 123R will have on its financial position, results of operations or cash flows due to unknown events, such as the type and number of share-based payments that will be granted, their terms, and their vesting periods.

In March 2005, the SEC released SEC Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”). SAB 107 provides the SEC staff’s position regarding the application of Statement 123R, which contains interpretive guidance related to the interaction between Statement 123R and certain SEC rules and regulations, and also provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. SAB 107 highlights the importance of disclosures made related to the accounting for share-based payment transactions

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 3:-CASH AND CASH EQUIVALENTS

	Annual	June 30,
	Interest
	%	2005	2004

In dollars	2%	$1,858,298	$ 647,425
In New Israeli Shekels (NIS)	-	31,140	21,442

		$1,889,438	$ 668,867

NOTE 4:-PROPERTY AND EQUIPMENT, NET

	June 30,

	2005	2004

Cost:
Laboratory equipment	$262,934	$231,364
Computers and peripheral equipment	34,467	18,044
Office furniture and equipment	7,869	6,249

	305,270	255,657

Accumulated depreciation:
Laboratory equipment	44,857	22,482
Computers and peripheral equipment	10,586	6,038
Office furniture and equipment	737	688

	56,180	29,208

Depreciated cost	$249,090	$226,449

Depreciation expenses amounted to $34,232 and, $22,163 for the years ended June 30, 2005 and 2004, respectively.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 5 - KNOW-HOW LICENSORS

a.

On May 1, 2003, the Company entered into a License Agreement with the Weizmann Institute of Science and Technion-Israel Institute of Technology and other individuals, including two stockholders of the Company (the "Licensor") to acquire a license of stem cell expansion technology related to bone marrow transplants. The Company received an exclusive, worldwide license to use the technology over the life of the related patent. The patent is currently in the application stage. The license grants exclusivity over all products, uses and related intellectual property, and grants the Company the right to enter into sub-licenses. According to the License Agreement, the Company is committed to pay the Licensor the aggregate amount of $400,000 of which $181,250 has been paid as of the balance sheet date and the remainder is to be paid under the following terms:

1.An additional $18,750 - in the short term.

2.The balance of $200,000 on the earlier of the date FDA approval is received for a product, or December 15, 2006.

b.

A royalty of 5% of monthly gross sales and a 12.5% royalty on any other payments received by the Company for one time payments, such as distribution or sub-license rights, is payable to the Licensor. The Company may also elect to pay 25% of all payments received under sub-licenses, in lieu of the 5% royalty on sales and the 12.5% royalty on lump sum payments.

c.	The Company is responsible for any costs incurred for the enforcement of the patent and related intellectual property.
d.

The Licensor has the option to assign the patent to the Company in exchange for issuance by the Company of additional common shares to the Licensor. This option is only exercisable by the Licensor within 60 days of the date on which the aggregate market capitalization of the Company's share capital reaches $25 million or more. If the Licensor exercises this option, the Company will issue 5% of the Company's fully diluted and outstanding share capital on the date of exercise to the Licensor.

As of June 30, 2004 due to an ongoing losses and negative cash flows, the Company recognized an impairment of its know-how License in the amount of $264,807. Amortization expenses amounted to $69,080 in the year ended June 30, 2004.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 5 - KNOW-HOW LICENSORS (continued)

f.	Know-how licensors
		June 30,

		2005	2004

Due in the short term		$18,750	$100,000
Due at December 15, 2006, without interest		200,000	200,000
Less: unamortized discount based on interest rate of 7%		(18,791)	(31,123)

		199,959	268,877
Less - current maturities		(18,750)	(100,000)

		$ 181,209	$ 168,877

NOTE 6:-COMMITMENTS AND CONTINGENCIES

a.

The subsidiary leases facilities under operating lease agreements, which expire on January 2006 . The average monthly payment is NIS 31,740 (approximately $7,300) and is linked to the Israeli Consumer Price Index ("CPI"). In order to secure these agreements, the subsidiary pledged a deposit with the bank in the amount of $25,000.

Lease expenses amounted $80,655 and $84,573 for the years ended June 30, 2004 and 2005, respectively.

b.

The subsidiary leases a car under operating lease agreement, which expire in May 2007. The average monthly payment is NIS 3,850 (approximately $880) and is linked to the CPI. In order to secure this agreement, the subsidiary pledged a deposit with the bank in the amount of $2,216.

Lease expenses amounted to, $750 and $15,042 for the years ended June 30, 2004 and 2005, respectively.

c.	As to commitments in respect of know-how acquired - see Note 5.

NOTE 7:-SHARE CAPITAL

a.

The Company's authorized common stock consists of 1,400,000,000 shares with a par value of $0.00001 per share. All shares have equal voting rights and are entitled to one non-cumulative vote per share in all matters to be voted upon by stockholders. The shares have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal ratable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available. The common stocks are registered and publicly traded on the Over-the-Counter Bulletin Board service of the National Association of Securities Dealers, Inc. under the symbol PLRS.OB.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars
b.	On July 9, 2001, the Company issued 35,000,000 shares of common stock in consideration of $2,500, which was received on July 27, 2001.

On October 14, 2002, the Company issued 14,133,000 shares of common stock at a price of $0.007 per common share in consideration of $100,950 before offering costs of $17,359.

c.	On March 19, 2003, two directors each returned 13,650,000 shares of common stock with a par value of $0.01 per share, for cancellation for no consideration.
d.

On March 27, 2003 the Company's Board of Directors authorized a 14:1 split of the common stock. Accordingly, all references to number of shares, common stock and per share data in the accompanying financial statements have been adjusted to reflect the stock split on a retroactive basis.

e.

In July 2003, the Company issued an aggregate of 725,483 units comprised of 725,483 common stock and 1,450,966 warrants to a group of investors, for total consideration of $1,235,752 (net of issuance costs of $70,110), under a private placement. The consideration was paid partly in the year ended June 30, 2003 ($933,464) and the balance was paid in the year ended June 30, 2004.

In this placement each unit was comprised of one common stock and two warrants, the first warrant is exercisable for one common stock at a price of $2.25 per stock, and may be exercised within one year. The second warrant is exercisable for one common stock at a price of $2.70 per stock, and may be exercised within five years. As of June 30, 2005, 725,483 warrants were expired unexercised.

f.

On January 20, 2004, the Company consummated a private equity placement with a group of investors (the "investors"). The Company issued 3,000,000 units in consideration for net proceeds of $1,272,790 (net of issuance costs of $227,210), each unit is comprised of 3,000,000 common stock and 3,000,000 warrants. Each warrant is exercisable into one common stock at a price of $0.75 per stock, and may be exercised until January 31, 2007. If the price of the common stock will be more than $1 within 10 consecutive trading days, then the Company may, by notice to the warrants' holders, reduce the expiry date of 1,500,000 warrants to 60 days from the day of notice. In case the Company fails to register the above-mentioned shares and the related shares resulting from the exercise of the warrants, it will be subject to penalties as detailed in the private placement agreement. On March 18, 2004, a registration statement on Form SB-2 has been declared affective and the above-mentioned common stocks have been registered for trading. If the effectiveness of the Registration Statement is suspended subsequent to the effective date of registration (March 18, 2004), for more than certain permitted periods, as described in the private equity placement agreement, the Company shall pay penalties to the investors in respect of the liquidated damages.

According to EITF 00-19, "Accounting for derivative financial instruments indexed to, and potentially settled in, a Company's own stock", the Company classified the warrants as liabilities according to their fair value as remeasured at each reporting period until exercised or expired. Changes in the fair value of the warrants will be reported in the statements of operations as financial income or expense.

As of June 20, 2004, the Company allocated the gross amount received of $1.5 million to the par value of the shares issued ($30) and to the liability in respect of the warrants issued ($1,499,970). The amount allocated to the liability was less than the fair value of the warrants at grant date. As of June 30, 2005, the fair value of the liability in respect for the warrants issued was $150,000. The fair value as of June 30, 2005 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 3.75%, expected dividend yield of 0%, expected volatility of 107%, and expected life of 1.58 years.

The change in the carrying amount of the liability in respect of the warrants in the amount of $1,079,970 and $270,000, for the years ended June 30, 2004 and June 30, 2005, respectively, was recognized in the statements of operations as financial income.

The Company is obligated to adjust the exercise price of the above mentioned warrants and to issue the investors additional shares if the Company enters into certain transactions, such as sale of its common stock to a third party on any date which is earlier than 180 days after the effective date of registration.

In addition, the Company issued 300,000 warrants to finders in connection with this private placement, exercisable into 300,000 common shares at a price of $0.75 per common share until January 31, 2007. The fair value of the warrants issued in the amounts of $192,000 was recorded as deferred issuance costs and is amortized over a period of 3 years. On April 19, 2004, the finders exercised the warrants.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 7:-SHARE CAPITAL (continued)

g.

In October 2004 the Company commenced a private placement offering (“the October 2004 Agreement”) accordingly to which it issued 8,500,000 units. Each unit is compromised of one common stock and one warrant. The warrant is exercisable for one common stock at an exercise price of $0.30 per stock, subject to certain adjustments, and may be exercised until November 30, 2006. The units were issued as follows:

In November 2004, the Company issued according to the October 2004 Agreement 3,250,000 units comprised of 3,250,000 common stock and 3,250,000 warrants to a group of investors, for total consideration of $296,092 (net of cash issuance costs of $28,908), and additional 120,000 warrants to finders as finders’ fee.

In January 2005 the Company issued according to the October 2004 Agreement an additional 4,300,000 units for total consideration of $425,025 (net of cash issuance costs of $4,975), and additional 90,000 warrants were issued to finders as finders’ fee.

In March 2005 the Company issued according to the October 2004 Agreement an additional 750,000 units for total consideration of $68,962 (net of cash issuance costs of $6,038), and additional 35,000 warrants were issued to finders as finders’ fee.

In March 2005 the Company issued, according to the October 2004 Agreement 200,000 common shares and 200,000 share purchase warrants to one Investor for total consideration of $20,000 which were paid to the Company in May 2005.

h.

On January 24, 2005 the Company commenced a private placement offering (the “January 24, 2005 Agreement”) which was closed on March 3, 2005 and issued 12,000,000 units in consideration for $1,176,000 (net of cash issuance costs of $24,000). Each unit is compromised of one common stock and one warrant. The warrant is exercisable for one common stock at a price of $0.30 per stock and may be exercised until November 30, 2006. Under this agreement the Company issued to finders 1,845,000 shares and 475,000 warrants with exercise price of $2.5 per stock exercisable until November 2007.

i.

On January 31, 2005, the Company consummated a private equity placement offering (the “January 31, 2005 Agreement”) with a group of investors (the "Investors") according to which it issued 12,000,000 units in consideration for net proceeds of $1,137,000 (net of issuance costs of $63,000). Each unit is comprised of one common stock and one warrant. Each warrant is exercisable into one common stock at a price of $0.30 per stock, and may be exercised until November 30, 2006. If the Registration Statement covering the Registrable Securities was not filed as contemplated by 70 days and if the Registration Statement covering the Registrable Securities was not effective until August 31, 2005, The Company would have paid the Investor 2% of the purchase price for each 30 day period beyond the applicable date until the filing or the registration is completed. The January 31, 2005 Agreement includes a finder’s fee of a cash amount equal to 5% of the amount invested ($60,000) and issuance of warrants for number of shares equal to 5% of the number of shares that were issued (600,000) with an exercise price of $0.1 per stock, subject to certain adjustments, exercisable until November 30, 2006.

According to EITF 00-19, "Accounting for derivative financial instruments indexed to, and potentially settled in, a Company's own stock", the Company classified the warrants as liabilities according to their fair value as determined at each reporting period until exercised, expired or registered. Changes in the fair value of the warrants are reported in the statements of operations as financial income or expense.

As of the date of the issuance the Company allocated the gross amount received of $1.2 million to the par value of the shares issued ($120) and to the liability in respect of the warrants issued ($1,199,880). Issuance expenses in the amount of $63,000 and finders fee in the amount of $144,000 were recorded as deferred issuance costs. The amount allocated to the liability was less than the fair value of the warrants at grant date. On May 13, 2005 the Registration Statement became effective and the Company became no longer under possible penalties. As such, the liability and the deferred issuance costs related to the agreement has been classified to the Stockholders Equity as Additional Paid in Capital. As of May 13, 2005, the fair value of the liability in respect of the warrants issued was $720,000 and the amount of the deferred issuance costs was $178,116. The change in the carrying amount of the liability in respect of the warrants, recoded as income, in the year ended June 30, 2005 amounted to $479,880.

The fair value as of May 13, 2005 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 3.75%, expected dividend yield of 0%, expected volatility of 104%, and expected life of 1.54 years.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 7:-SHARE CAPITAL (continued)

j.

On March 23, 2005, the Company issued 2,400,000 shares of common stock and 2,400,000 common stock purchase warrants as a bonus to the chief executive officer, Dr. Shai Meretzki, in connection with the issuance of a Notice of Allowance by the United States Patent Office for patent application number 09/890,401. Each warrant is exercisable until November 30, 2006 into one common share at a price of $0.30 per share. Salary expenses of $696,000 were recognized during the nine month period ended March 31, 2005 in respect of this bonus based on the quoted market price of the Company's stock.

k.

Following the Board resolutions and authorizations from January 28, 2004, the Company issued on February 11, 2004, an aggregate amount of 1,000,000 common stock to a number of consultants and service providers as compensation for carrying out investor relations activities during the year 2004.

Total compensation, measured as the grant date fair market value of the stock, amounted to $800,000 and was recorded as an operating expense in the statement of operations in the year ended June 30, 2004.

l.	Stock Option Plan ("ESOP")

Under the Company's 2003 Stock Option Plan (the "Plan"), options may be granted to officers, directors, employees and consultants of the Company or its subsidiary.

Pursuant to the Plan, the Company reserved for issuance 4,100,000 of its common stock. As of June 30 2005, 604,704 common stock of the Company are still available for future grant under the terms of the Plan.

Each option granted under the Plan is exercisable through the expiration date of the Plan which is December 2013 unless stated otherwise. The exercise price of the options granted under the plan may not be less than the nominal value of the stock into which such options are exercised. The options vest primarily over two years. Any option, which are canceled or forfeited before expiration, become available for future grants.

Options to employees:

On December 2003, the Company granted 2,976,591 options to employees and directors at an exercise price of $0.76. All options were granted with an exercise price that exceeded the quoted market price of the Company's stock on the date of grant. Fair value (determined using the Black-Scholes valuation model) of options granted was $0.29 at date of grant. During the period ended June 30, 2004, 156,734 options to employees were forfeited.

During the year ended June 30, 2005, 451,170 options with an exercise price of $0.3 per share were granted to the Company’s Chief Financial Officer. On February 15, 2005 the Company issued 50,000 shares and 70,495 options to former director and Chief Executive Officer of the Company. The exercise price of the options is $0.3 per share and they are fully vested and exercisable till February 15, 2008. Compensation expenses of $14,500 were recognized during the period ended June 30, 2005 in accordance with APB 25.

During the year ended June 30, 2005, 15,415 options to employees were forfeited. As of June 30, 2005, 3,122,140 options to employees are exercisable.

On October 17, 2004 the Board of Directors decided to reduce the exercise price of the options that were granted to the Company’s employees and directors from $0.76 to $0.3. According to APB Opinion No. 25 and FIN 44 when the exercise price of a fixed stock option award is reduced, the award shall be accounted for as a variable plan from the date of modification to the date the award is exercised, forfeited, or expires unexercised. The reduction of the exercise price did not result in compensation expenses in the reported period.

Options to consultants:

In the framework of the stock option plan, the Company issues warrants to consultants, for carrying out investor relation's activities over a period of two years.

On December 2003, the Company granted 669,189 options to consultants at an at a weighted average exercise price of $0.92.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 7:-SHARE CAPITAL (continued)

In July 2004, the Company's board of directors approved to modify the terms of 500,000 options granted to a consultant on December 2003 (of which 250,000 are with an exercise price of $1 and 250,000 with an exercise price of $1.25) to provide for a cashless exercise of the options. The board of directors also resolved that the options' exercise price will be reduced to $0.4 and that the options will be fully vested and cashless exercise feature. In addition, it was resolved to grant the consultant additional 500,000 options with an exercise price of $0.4, vested immediately and with a cashless exercise feature. The additional 500,000 options were granted outside of the terms of the options plan. In June 2005 the consultant agreed to cancel the 1,000,000 options and to be granted 600,000 shares of the Company’s common stock that he got as a finder’s fee for the last investment in the Company. Since the fair value of the options that were canceled and the shares that were issued were equal, no additional compensation expenses were recorded.

As of June 30, 2005, 169,189 options to consultants are exercisable.

The Company accounted for its options to consultants under the fair value method in accordance of SFAS 123 and EITF 96-18. The fair value for these warrants was estimated using Black-Scholes option-pricing model with the following weighted-average assumptions for June 30, 2004: risk-free interest rates of 4.2%, expected dividend yield of 0%, expected volatility of 84%, and a weighted-average contractual life of the warrants of up to 10 years. Compensation expenses of $357,618 and $161,641 were recognized during the year ended June 30, 2004 and 2005, respectively, in accordance with EITF 96-18.

NOTE 8:-FINANCIAL INCOME, NET

	Year ended June 30,		For the period from May 11, 2001 (date of incorporation) through June 30,

	2005	2004	2005
Foreign currency translation differences	$ 8,921	$ 8,126	$ 20,534
Interest on short-term bank credit	9,449	724	13,622
Interest accrued on know-how licensors	12,332	20,699	46,181
Interest income on deposits	(12,467)	(5,857)	(28,926)
Deferred issuance expenses amortization	168,620	62,104	230,724
Change in fair value of warrants	(749,880)	(1,079,970)	(1,829,850)

	$(563,025)	$(994,174)	$(1,547,715)

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY

(A Development Stage Company)

(Previous Name - A. I. SOFTWARE INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In U.S. Dollars

NOTE 9:-INCOME TAXES

Reconciliation of the theoretical tax expense (benefit) to the actual tax expense (benefit):

In the year ended June 30, 2005, the main reconciling items from the statutory tax rate of the Company (34%-35%) to the effective tax rate (0%) is carryforward tax losses and tax exempt financial income, for which a full valuation allowance was provided.

Net operating losses carryforwards

The Company has accumulated losses for tax purposes as of June 30, 2005 of approximately $2 million, which may be carried forward and offset against taxable income until 2021- 2024.

The subsidiary has accumulated losses for tax purposes as of June 30, 2005 in the amount of approximately $2.5 million that may be carried forward and offset against taxable income in the future for an indefinite period.

Utilization of U.S. net operating losses may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

Deferred Income taxes

As of June 30, 2005, the Company and its subsidiary have provided valuation allowances of approximately $1 million in respect of deferred tax assets resulting from tax loss carryforwards. Management currently believes that since the Company and its subsidiary have a history of losses it is more likely than not that the deferred tax regarding the loss carryforwards and other temporary differences will not be realized in the foreseeable future.

Subsequent tax event

On July 25, 2005, the Knesset (Israeli Parliament) passed the Law for the Amendment of the Income Tax Ordinance (No. 147), 2005, which prescribes, among others, a gradual decrease in the corporate tax rate in Israel to the following tax rates: in 2006 – 31%, in 2007 – 29%, in 2008 – 27%, in 2009 – 26% and in 2010 and thereafter – 25%. The amendment is not expected to have a material effect on the Company's financial position and results operations.

NOTE 10:-TRANSACTIONS AND BALANCES WITH RELATED PARTIES

Balances with related parties

	June 30,
	2005	2004

Know-how licensors (included current maturities)	$199,959	$268,877

Accrued expenses	$29,493	$6,328

Salary expenses to the Chief Executive Officer	$888,293	$105,000

# # # # # # # # # # #

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Pluristem, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Pluristem Life Systems, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.